      As filed with the Securities and Exchange Commission on May 12, 2000

                                            Registration Statement No. 333-[   ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           the Securities Act of 1933

                                 ------------

                                  ASHLAND INC.
             (Exact name of Registrant as specified in its charter)

                Kentucky                               61-0122250
      (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)              Identification No.)

                                 ------------

                          50 E. RiverCenter Boulevard
                                  P.O. Box 391
                            Covington, KY 41012-0391
                                 (859) 815-3333
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            David L. Hausrath, Esq.
                       Vice President and General Counsel
                          50 E. RiverCenter Boulevard
                                  P.O. Box 391
                            Covington, KY 41012-0391
                                 (859) 815-4711
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ------------

                                   Copies to:

          Susan Webster, Esq.                   Francis S. Morison, Esq.
        Cravath, Swaine & Moore                  Davis Polk & Wardwell
           825 Eighth Avenue                      450 Lexington Avenue
           New York, NY 10019                      New York, NY 10017
             (212) 474-1000                          (212) 450-4000

                                 ------------

   Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                         Proposed
                                           Proposed      Maximum
 Title of each Class of      Amount        Maximum      Aggregate    Amount of
    Securities to be          to be     Offering Price   Offering   Registration
      Registered(1)       Registered(2) Per Unit(3)(4) Price(4)(5)     Fee(6)
--------------------------------------------------------------------------------
 Debt Securities, Debt
  Warrants, Preferred
  Stock, Depositary
  Shares, Preferred
  Stock Warrants, Common
  Stock and related
  Rights and Common
  Stock Warrants........       --             --       $251,500,000   $66,396
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                 (Footnotes continued next page)

                                 ------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Continued from previous page)
---------------------
(1) This Registration Statement also covers (i) Debt Securities, Preferred Stock and Common Stock and related Rights which may be issued upon exercise of Securities Warrants and (ii) such indeterminate amount of securities as may be issued in exchange for or upon conversion of, as the case may be, the securities registered hereunder. In addition, any other securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) In no event will the aggregate initial offering price of Debt Securities, Debt Warrants, Preferred Stock, Depositary Shares, Preferred Stock Warrants, Common Stock and related Rights and Common Stock Warrants issued under this Registration Statement exceed $251,500,000, or the equivalent thereof in one or more foreign currencies or composite currencies.
(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.
(4) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.
(5) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.
(6) The prospectus included in this Registration Statement also relates to $231,311,000 in Debt Securities, Debt Warrants, Preferred Stock, Depositary Shares, Preferred Stock Warrants, Common Stock and Common Stock Warrants previously registered pursuant to Registration Statement No. 333-70651. A registration fee of $64,304 was paid in connection with Registration Statement No. 333-70651, of which all of that fee related to such securities. The Prospectus included in this Registration Statement also relates to $117,189,000 in Debt Securities, Debt Warrants, Preferred Stock, Depositary Shares, Preferred Stock Warrants, Common Stock and Common Stock Warrants previously registered pursuant to Registration Statement No. 33-57011. A registration fee of $206,897 was paid in connection with Registration Statement No. 33-57011, of which $40,410 related to such Securities. In the event that any such previously registered securities are offered and sold prior to the effective date of this Registration Statement, the amount of such securities so offered and sold will not be included in a prospectus hereunder.

   Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to the securities of the Registrant previously registered under the Registrant's Statement on Form S-3 (No. 333-70651) and Registration Statement on Form S-3 (No. 33-57011). This Registration Statement constitutes Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (No. 333-70651) and Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-3 (No. 33-57011) .

   Pursuant to Rule 429 of the rules and regulations of the Commission under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus and relates to the Registration Statement on Form S-3 (No. 333-70651) that was previously filed by Ashland Inc. and Registration Statement on Form S-3 (No. 33-57011) that was previously filed by Ashland Oil, Inc. Ashland Oil, Inc. changed its name to Ashland Inc. on January 27, 1995.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities, and it is not soliciting an offer to buy +
+these securities in any state where the offer or sale is not permitted.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                    SUBJECT TO COMPLETION DATED MAY 12, 2000

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED       , 2000

                               U.S. $300,000,000

                                  Ashland Inc.
                          50 E. RiverCenter Boulevard
                                  P.O. Box 391
                         Covington, Kentucky 41012-0391
                                 (859) 815-3333
                          Medium-Term Notes, Series J
                   Due Nine Months or more from Date of Issue

                                   --------

  Ashland Inc. may offer from time to time up to $300,000,000 of its Medium-Term Notes, Series J. Each note will mature on a date nine months or more from its date of original issuance. Unless we specify otherwise in the applicable pricing supplement to this prospectus supplement, we will pay interest on fixed rate notes on each February 15 and August 15 and at maturity. We will pay interest on floating rate notes on the dates specified in the applicable pricing supplement. Notes may contain optional redemption provisions or may obligate us to repay at the option of the holder. Generally, there will not be a sinking fund. We will establish and the pricing supplement will describe the specific terms of each note.

                                   --------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     Price to           Agents               Proceeds to
                      Public          Commissions              Company
                     --------         -----------            -----------
Per Note........       100%           .125%-.750%          99.875%-99.250%
Total(1)........ U.S.$300,000,000 $375,000-$2,250,000 $299,625,000-$297,750,000

(1) Or the equivalent in other currencies or currency units.

                                   --------

  We are offering the notes on a continuing basis through Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., and Chase Securities Inc., which are acting as agents. Each agent has agreed to use reasonable efforts to solicit offers to purchase the notes. We may also sell notes at or above par to any agent, acting as principal; to other agents, dealers or underwriters acting as agents or principals for resale to investors or to dealers for resale by them and directly to investors on our own behalf. The notes will not be listed on any securities exchange. You cannot be assured that the notes offered by this prospectus supplement will be sold or that there will be a secondary market for the notes.

Credit Suisse First Boston

                  Salomon Smith Barney

                                     Chase Securities Inc.

            The date of this prospectus supplement is       , 2000.

                                 ------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                             Prospectus Supplement
About this Prospectus Supplement; Pricing Supplements......................  S-3
Description of the Notes...................................................  S-4
Special Provisions Relating to Foreign Currency Notes...................... S-12
United States Taxation..................................................... S-14
Plan of Distribution....................................................... S-20
Legal Opinions............................................................. S-21
Glossary................................................................... S-22

                                                                            Page
                                                                            ----
                                   Prospectus
Summary....................................................................   1
Ashland Inc................................................................   5
Use of Proceeds............................................................   5
Description of Debt Securities.............................................   5
Description of Preferred Stock.............................................  18
Description of Depositary Shares...........................................  21
Description of Common Stock................................................  23
Description of Securities Warrants.........................................  24
Plan of Distribution.......................................................  25
Legal Matters..............................................................  26
Experts....................................................................  26

                                 ------------

   You should rely only on the information incorporated by reference or provided in this prospectus supplement, the attached prospectus and the attached pricing supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the attached prospectus or the attached pricing supplement is accurate as of any date other than the date on the front of the applicable document.

             ABOUT THIS PROSPECTUS SUPPLEMENT; PRICING SUPPLEMENTS

   We may use this prospectus supplement, together with the attached prospectus and an attached pricing supplement, to offer our senior Medium-Term Notes, Series J, at various times. The total initial public offering price of notes that may be offered by use of this prospectus supplement is $300,000,000 (or the equivalent in foreign or composite currencies). Of this amount, $198,500,000 represents the initial public offering price of notes previously offered but never issued by use of the prospectus supplement dated September 3, 1999 relating to our senior Medium-Term Notes, Series I.

   This prospectus supplement sets forth certain terms of the notes that we may offer. It supplements the description of the debt securities and senior securities contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and will supersede that information in the prospectus.

   Each time we issue notes we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any note, that is inconsistent with this prospectus supplement will apply and will supersede that information in this prospectus supplement.

   It is important for you to read and consider all information contained in this prospectus supplement and the attached prospectus and pricing supplement in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Where You Can Find More Information About Ashland" on page 3 of the attached prospectus.

                            DESCRIPTION OF THE NOTES

General

   The following summary of certain terms of the notes is not complete. You should refer to the senior indenture with Citibank, N.A., as trustee, under which the notes will be issued, a copy of which is incorporated as an exhibit to the registration statement. The definitions of certain capitalized terms used in this prospectus supplement are provided in the glossary beginning on page S-19. A number of terms used but not defined in this prospectus supplement (including the glossary) have the same meanings as in the indenture.

   The notes will be "senior securities" as described in the attached prospectus. The notes will constitute one series of senior securities issued under the indenture. They will have the same rank as all of our other senior securities. See "Description of Debt Securities" in the attached prospectus.

   We will offer the notes on a continuing basis. Each note will mature 9 months or more from its date of issue, as agreed between us and the initial purchaser.

   We will not redeem any note prior to the redemption date fixed at the time of sale and set forth in the attached pricing supplement. If the pricing supplement does not indicate a redemption date for a note, we will not redeem the note before its stated maturity. Unless the attached pricing supplement indicates otherwise, on or after any indicated redemption date, we may, at our option, redeem the related note wholly or partially in increments of $1,000. If we choose to redeem the note, we will do so at the redemption price or prices set forth in the attached pricing supplement, together with interest payable to the date of redemption. We must give notice of this redemption not more than 60 nor less than 30 days prior to the redemption date. The notes will not have a sinking fund unless the attached pricing supplement specifies otherwise.

   We may provide that any note will be repayable at the holder's option, at the times and on the terms and conditions set forth in the note and described in the attached pricing supplement.

   The notes may bear interest at (a) a fixed rate or (b) a floating rate. Interest on floating rate notes will be determined, and adjusted periodically, using an interest rate basis or quotation, adjusted by any spread or spread multiplier. See "Interest and Interest Rates" below.

   Unless the attached pricing supplement specifies otherwise, the notes will be denominated in U.S. dollars and payments of principal of and interest on the notes will be made in U.S. dollars. If denominated in U.S. dollars, the notes will be issued in denominations of $1,000 and multiples of $1,000 greater than $1,000. The attached pricing supplement will set forth the authorized denominations of notes not denominated in U.S. dollars and additional information. This information would include any exchange rate information, relevant for these notes and notes for which principal, premium, if any, and interest may be payable at the holder's or our option in a denomination different from that of the note. See "Special Provisions Relating to Foreign Currency Notes" below.

   Each note will be issued in fully registered form without coupons. Each note will be issued either in definitive form as a certificate or in global form and deposited with or on behalf of DTC, as depositary, in book-entry form as described in the attached prospectus under the caption "Description of Debt Securities--Global Securities". Unless the attached pricing supplement specifies otherwise, each note will be issued in book-entry form. Beneficial interests in a book-entry note will be shown on records maintained by DTC or its participants. Transfers of the beneficial interests can only be effected through those records. Holders may not exchange book-entry notes for certificated notes and book-entry notes will not generally be issuable in definitive form. The attached prospectus describes the exceptions to this. We will make payments of principal, any premium and interest on book-entry notes to DTC or its nominee. DTC and its participants will make payments to beneficial owners of interests in book-entry notes. A further description of the depositary's procedures regarding global securities representing book-entry notes is set forth in the attached prospectus under "Description of Debt Securities--Global Securities". DTC has confirmed to the agents, the trustee and us that it intends to follow those procedures.

   You may present certificated notes for registration of transfer or exchange at the corporate trust office of Citibank, N.A. in the Borough of Manhattan, New York City. Unless the attached pricing supplement indicates otherwise, we will make payments of principal, premium, if any, and interest on certificated notes in immediately available funds at the paying agent's office in the Borough of Manhattan, New York City, or another office or agency we may choose. However, we will make payments in these funds only if the certificated notes are presented to the paying agent in time for the paying agent to make the payments through normal procedures. At our option, we may pay interest on the certificated notes by check to the person in whose name a certificated note is registered at the close of business on the applicable regular record date before each interest payment date. This option does not apply for interest payable at maturity. However, certain holders will be entitled to receive the payments by wire transfer of immediately available funds to an account maintained by that holder with a bank located in the U.S. These holders include any holders of $10,000,000 or more in aggregate principal amount of notes denominated and payable in U.S. dollars with the same interest payment date. To take this option, these holders must provide appropriate payment instructions in writing to the trustee on or before the relevant regular record date.

   We have initially designated Citibank, N.A., acting through its principal corporate trust office in the Borough of Manhattan, New York City, as paying agent for the certificated notes.

   Except as described in the attached prospectus under the heading "Certain Rights to Require Purchase of Securities by Ashland Upon Unapproved Change in Control and Decline in Debt Rating", the indenture does not contain any covenants or provisions designed to protect the holders of the notes if we enter into a transaction that adversely affects our debt-to-equity ratio.

   For a description of the rights attaching to different series of debt securities under the indenture, see "Description of Debt Securities" in the prospectus.

Interest and Interest Rates

   The applicable pricing supplement will designate whether a particular note is a fixed rate note or a floating rate note. In the case of a floating rate note, the attached pricing supplement will also specify whether the note will bear interest based on the commercial paper rate, the prime rate, LIBOR, the Treasury rate, the Federal funds rate, the CD rate or on another interest rate quotation set forth in the attached pricing supplement. In addition, a floating rate note may bear interest at the lowest, highest or average of two or more interest rate quotations.

   We will select an interest rate or interest rate quotations for each issue of notes based on market conditions at the time of issuance. In doing so, we will take into account, among other things, expectations concerning the level of interest rates that will prevail during the period the notes will be outstanding, the relative attractiveness of the interest rate or interest rate quotation to prospective investors and our financial needs. Unless the attached pricing supplement provides otherwise, Citibank, N.A. will be the calculation agent with respect to the floating rate notes.

   We may change the interest rates, or interest rate quotations at various times. No such change will affect any note already issued or for which we have accepted an offer to purchase.

   The rate of interest on floating rate notes will reset daily, weekly, monthly, quarterly, semi-annually or annually. The interest reset dates will be specified in the attached pricing supplement and on the face of each note. In addition, the pricing supplement will specify any spread, spread multiplier, maximum interest rate or minimum interest rate that applies for a floating rate note. The pricing supplement relating to an offering of notes may also specify, where applicable, the calculation dates, index maturity, initial interest rate, interest determination dates, interest payment dates, interest reset dates and regular record dates with respect to each note. See "Glossary" on beginning page S-19 for definitions of the above terms. The interest rate on the notes will in no event be higher than the maximum rate permitted by applicable law. Under New York law in effect on the date of this prospectus supplement, the maximum annual interest rate on a simple interest basis is 25%. The limit may not apply to notes in which $2,500,000 or more has been invested.

   Each interest bearing note will accrue interest from and including the date of issue or the most recent interest payment date for which interest has been paid or provided. The notes will bear interest until the principal is paid or made available for payment. We will make any interest payments in the amount of interest accrued in the manner described up to but excluding the applicable interest payment date.

   We will pay any interest at each interest payment date and at maturity. See "Description of Debt Securities--Payment and Paying Agents" in the prospectus. We will pay interest to the person in whose name a note is registered at the close of business on the regular record date preceding the interest payment date. However, we will pay interest at maturity to the person to whom principal is payable. For book-entry notes, this person will be the depositary for both kinds of payments. Interest on a note will be payable on the first interest payment date following its date of issue. However, if the date of a note's issue is on or after the regular record date for that interest payment date, interest will be payable beginning on the second interest payment date following the note's issue.

Fixed Rate Notes

   The applicable pricing supplement relating to a fixed rate note will designate a fixed annual interest rate payable on the fixed rate note. Unless the attached pricing supplement indicates otherwise, the interest payment dates for the fixed rate notes will be February 15 and August 15 of each year and at maturity. The regular record dates for the fixed rate notes will be the February 1 and August 1 preceding the February 15 and August 15 interest payment dates. Unless the attached pricing supplement indicates otherwise, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Notes

   Upon the request of a registered holder of a floating rate note, the calculation agent will provide the interest rate then in effect. The calculation agent will also provide any new interest rate that will become effective as a result of a determination the calculation agent has made on the most recent interest determination date with respect to that floating rate note.

   The calculation agent will calculate accrued interest on a floating rate note by multiplying the principal amount of the note by an accrued interest factor. The calculation agent will compute the accrued interest factor by adding the interest factors calculated for each day in the accrual period. Unless the attached pricing supplement specifies otherwise, the calculation agent will compute the interest factor for each day by dividing the interest rate for that day by (a) the actual number of days in the year, in the case of treasury rate notes or (b) 360, in the case of all other floating rate notes.

   The interest rate on a floating rate note in effect on any day will be (a) if the day is an interest reset date, the interest rate with respect to the interest determination date for that interest reset date, or (b) if the day is not an interest reset date, the interest rate with respect to the interest determination date for the preceding interest reset date. However, the interest rate on a floating rate note from its issue date up to but not including the first interest reset date for the note will be the initial interest rate set forth in the attached pricing supplement. The interest rate is subject to adjustment by any spread or a spread multiplier and to any maximum interest rate or minimum interest rate limitation. However, the interest rate for the ten calendar days prior to the date of maturity will be the one in effect on the tenth calendar day before maturity.

   All percentages resulting from any calculation of floating rate notes will be rounded to the nearest one- hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) being rounded to 9.87655% (or .0987655), and 9.876544% (or
 .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from this calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

   Commercial Paper Rate Notes. Commercial paper rate notes will bear interest at the interest rates (calculated with reference to the commercial paper rate and any spread or spread multiplier) specified on the face of the commercial paper rate note and in the attached pricing supplement.

   Unless the attached pricing supplement indicates otherwise, the "commercial paper rate" for any commercial paper interest determination date is the money market yield of the rate on that date for commercial paper having the index maturity specified in the pricing supplement as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date relating to that commercial paper interest determination date under the heading "Commercial Paper--Nonfinancial".

   The following procedures will be followed if the commercial paper rate cannot be determined as described above:

  . If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date, the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper having the index maturity designated in the pricing supplement, as published in H.15 Daily Update under the heading "Commercial Paper--Nonfinancial".

  . If that rate is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the commercial paper rate to be the money market yield of the average of certain offered rates of three leading dealers of commercial paper in New York City as of 11:00 A.M., New York City time, on that commercial paper rate interest determination date. These offered rates will be for commercial paper having the index maturity specified in the pricing supplement for a non-financial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized rating agency. The calculation agent will select the three dealers referred to above, which may include the agents or their affiliates.

  . If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the commercial paper rate will be the commercial paper rate in effect on that commercial paper rate interest determination date.

   Prime Rate Notes. A prime rate note will bear interest at the interest rate (calculated with reference to the prime rate and any spread or spread multiplier) specified on the face of the prime rate note and in the attached pricing supplement.

   Unless the attached pricing supplement indicates otherwise, the "prime rate" for any prime rate interest determination date is the prime rate on that date, as published in H.15(519) by 3:00 P.M., New York City time, on the calculation date relating to that prime rate interest determination date under the heading "Bank Prime Loan".

   The following procedures will be followed if the prime rate cannot be determined as described above:

  . If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date, then the prime rate will be the rate on that prime rate interest determination date as published in H.15 Daily Update opposite the caption "Bank Prime Loan".

  . If that rate is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the average of certain interest rates publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page. For each bank, those announced rates will be that bank's prime rate or base lending rate in effect for that prime rate interest determination date at 11:00 A.M. New York City time.

  . If fewer than four of those rates appear on the Reuters Screen USPRIME1 Page for that prime rate interest determination date, then the prime rate will be the average of the announced prime rates quoted (on the basis of the actual number of days in the year divided by 360) by at least three major money center banks in New York City as of the close of business on that prime rate interest determination date. The calculation agent will select the banks referred to above, which may include the agents or their affiliates.

  . If fewer than two quotations are provided as mentioned in the previous item, the prime rate will be determined on the basis of the rates furnished in New York City by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state. These substitute banks must have total equity capital of at least $500 million and subject to supervision or examination by Federal or state authority. The calculation agent will select the banks or trust companies referred to above.

  . If the banks or trust companies described in the previous item are not quoting as mentioned above, the prime rate will be the prime rate in effect on that prime rate interest determination date.

   LIBOR Notes. A LIBOR note will bear interest at the interest rate (calculated with reference to LIBOR and any spread or spread multiplier) specified on the face of the LIBOR note and in the attached pricing supplement.

   Unless the attached pricing supplement indicates otherwise, the calculation agent will determine LIBOR as follows:

   On each LIBOR rate interest determination date:

  . If "LIBOR Reuters" is specified in the attached pricing supplement, LIBOR will be the average of certain offered rates for deposits in the index currency having the index maturity specified in the pricing supplement beginning on the applicable interest reset date. Those rates will be the ones which appear on the designated LIBOR page as of 11:00 A.M., London time, on that LIBOR rate interest determination date, if at least two of those offered rates appear on the designated LIBOR page. If the designated LIBOR page provides only for a single rate, that single rate will be used regardless of the foregoing provisions requiring more than one rate.

  . If "LIBOR Telerate" is specified in the attached pricing supplement, LIBOR will be a certain rate for deposits in the index currency having the index maturity specified in the pricing supplement beginning on that interest reset date. That rate will be the one which appears on the designated LIBOR page as of 11:00 A.M., London time, on that LIBOR rate interest determination date.

  . If neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the attached pricing supplement as the method for calculating LIBOR, LIBOR will be calculated as if "LIBOR Telerate" had been specified.

   On any LIBOR rate interest determination date on which fewer than two of those offered rates appear or no rate appears, as applicable, on the designated LIBOR page, the calculation agent will determine LIBOR as follows:

  . LIBOR will be determined on the basis of the offered rates at which deposits in the index currency having the index maturity specified in the applicable pricing supplement beginning on the applicable interest reset date and in a principal amount that is representative for a single transaction in that index currency in that market at that time by four major banks in the London interbank market (which may include the agents or their affiliates) at approximately 11:00 A.M., London time, on that LIBOR rate interest determination date to prime banks in the London interbank market. The calculation agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR on that LIBOR rate interest determination date will be the average of those quotations.

  . If fewer than two of those quotations are provided as mentioned above, LIBOR on that LIBOR rate interest determination date will be the average of the rates quoted at approximately 11:00 A.M., in the applicable principal financial center, on that LIBOR rate interest determination date by three major banks in that principal financial center (which may include the agents or their affiliates) for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount representative for a single transaction in that index currency in that market at that time. The calculation agent will select the three banks referred to above.

  . If the banks selected by the calculation agent are not quoting as mentioned above, LIBOR will be LIBOR in effect on the LIBOR rate interest determination date.

   Treasury Rate Notes. A Treasury rate note will bear interest at the interest rate (calculated with reference to the Treasury rate and any spread or spread multiplier) specified on the face of the Treasury rate note and in the attached pricing supplement.

   Unless the attached pricing supplement indicates otherwise, "Treasury rate" for any Treasury rate interest determination date means a certain rate from the most recent auction of direct obligations of the United States ("Treasury bills") having the index maturity specified in the pricing supplement. That rate will be the one that appears on the display designated as page 56 or the display designated as page 57 on the Dow Jones Telerate Service under the heading "AVGE INVEST YIELD".

   The following procedures will be followed if the Treasury rate cannot be determined as described above:

  . If the above rate is not displayed on the relevant page by 3:00 P.M., New York City time, on the calculation date, the Treasury rate will be the auction average rate for that auction as otherwise announced by the United States Department of the Treasury. The auction average rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

  . If the results of the auction of Treasury bills having the index maturity specified in the pricing supplement are not published or reported as provided above by 3:00 P.M., New York City time, on the calculation date, or if no auction is held in a particular week, then the Treasury rate will be the rate as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

  . If the rate described in the previous item is not published by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the Treasury rate to be a yield to maturity of the average of certain secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Treasury rate interest determination date. The bid rates will be those of three leading primary U.S. government securities dealers in New York City for the issue of Treasury bills with a remaining maturity closest to the index maturity specified in the pricing supplement. The rates will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis. The calculation agent will select the three dealers referred to above, which may include the agents or their affiliates.

  . If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury rate will be the Treasury rate in effect on that Treasury rate interest determination date.

   Federal Funds Rate Notes. A Federal funds rate note will bear interest at the interest rate calculated with reference to the Federal funds rate and any spread or spread multiplier, as specified on the face of the Federal funds rate note and in the attached pricing supplement.

   Unless the attached pricing supplement indicates otherwise, the "Federal funds rate" for any Federal funds rate interest determination date is the rate on that day for Federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate Inc. on page 120 or any page that replaces page 120.

   The following procedures will be followed if the Federal funds rate cannot be determined as described above:

  . If the above rate does not appear on Telerate page 120 and is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date, the Federal funds rate will be the rate on that Federal funds rate interest determination date for U.S. dollar Federal funds, as published in H.15 Daily Update under the heading "Federal Funds (Effective)".

  . If that rate is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the Federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged by three leading brokers of Federal funds transactions in New York City as of 9:00 A.M., New York City time, on that Federal funds rate interest determination date. The calculation agent will select the three brokers referred to above.

  . If fewer than three brokers selected by the calculation agent are quoting as mentioned above, the Federal funds rate will be the Federal funds rate in effect on that Federal funds rate interest determination date.

   CD Rate Notes. A CD rate note will bear interest at the interest rate (calculated with reference to the CD rate and any spread or spread multiplier) specified in the CD rate note and in the attached pricing supplement.

   Unless the attached pricing supplement indicates otherwise, the "CD rate" for any CD rate interest determination date is the rate on that date for negotiable certificates of deposit having the index maturity specified in the pricing supplement, as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date relating to that CD rate interest determination date under the heading "CDs (Secondary Market)".

   The following procedures will be followed if the CD rate cannot be determined as described above:

  . If the above rate is not published by 3:00 P.M., New York City time, on the calculation date, the CD rate will be the rate on that CD rate interest determination date for negotiable certificates of deposit of the index maturity specified in the pricing supplement as published in
     H.15 Daily Update under the caption "CDs (Secondary Market)".

  . If that rate is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the CD rate to be the average of certain secondary market offered rates as of 10:00 A.M., New York City time, on that CD rate interest determination date. The offered rates will be ones quoted by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City. The dealers will provide quoted rates for negotiable certificates of deposit in a denomination of $5,000,000 of major U.S. money market banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the index maturity designated in the applicable pricing supplement. The calculation agent will select the three dealers referred to above.

  . If fewer than three dealers are quoting as mentioned above, the CD rate will be the CD rate in effect on that CD rate interest determination date.

Indexed Notes

   We may issue notes as indexed notes, as indicated in the attached pricing supplement. Holders of indexed notes may receive a principal amount at maturity that is greater than or less than the face amount of the notes depending upon the fluctuation of the relative value, rate or price of the specified index. The attached pricing supplement will describe specific information relating to the method for determining the principal amount payable at maturity, a historical comparison of the relative value, rate or price of the specified index and the face amount of the indexed note and certain additional tax considerations.

Other Provisions; Addenda

   Any provisions relating to any note may be modified as specified under "Other Provisions" on the face of that note or in an addendum relating to that note. These provisions might include the determination of an interest rate basis, the calculation of the interest rate applicable to a floating rate note, and the specification of one or more interest rate bases, the interest payment dates, the maturity or any other variable term relating to that note.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

   Unless the attached pricing supplement indicates otherwise, the notes will be denominated in U.S. dollars and we will make payments of principal of and interest on the notes in U.S. dollars. If we designate any of the notes to be denominated in a currency or currency unit other than U.S. dollars the following provisions will apply. These provisions are in addition to and, where inconsistent, replace the description of general terms and provisions of notes set forth in the attached prospectus and elsewhere in this prospectus supplement. We refer below to any currency or currency unit designated in this manner as the "specified currency."

   Notes not denominated in U.S. dollars are issuable in registered form only, without coupons. The pricing supplement will specify the denominations for particular foreign currency notes.

   Unless the attached pricing supplement provides otherwise, you are required to pay the purchase price of foreign currency notes in immediately available funds.

   Notes denominated in specified currencies other than euros will not be sold in, or to residents of, the country of the specified currency in which particular notes are denominated unless the pricing supplement specifies otherwise.

Currencies

   Unless the attached pricing supplement specifies otherwise, you are required to pay for foreign currency notes in the specified currency. At the present time there are limited facilities in the United States for the conversion of U.S. dollars into the specified currencies and vice versa, and banks do not generally offer non-U.S. dollar checking or savings accounts in the United States. However, you may ask the agent who presented your offer to purchase foreign currency notes to us to use its reasonable best efforts to arrange for the exchange of U.S. dollars into the relevant specified currency to enable you to pay for the notes. You must make this request on or before the third business day preceding the delivery date for the note or by a later date if allowed by the agent. Each exchange will be made on the terms and conditions established by the agent in accordance with its regular foreign exchange practices and you will pay for all related costs.

   The attached pricing supplement will contain specific information about the foreign currency or currency units in which a particular foreign currency note is denominated, including historical exchange rates and a description of the currency and any exchange controls.

Payment of Principal and Interest

   We will pay the principal of and interest on foreign currency notes in U.S. dollars. However, unless the attached pricing supplement specifies otherwise, the holder of a foreign currency note may elect to receive the payments in the specified currency as described below. The exchange rate agent will determine the rate of conversion for all payments of principal of and interest on foreign currency notes to U.S. dollars. "Exchange rate agent" means the agent appointed by us to make those determinations. Unless the pricing supplement specifies otherwise, the exchange rate agent will be Citibank, N.A.

   Unless the attached pricing supplement specifies otherwise, any U.S. dollar amount to be received by a holder of a foreign currency note will be based on the following:

  . The highest bid quotation in New York City received by the exchange rate agent at approximately 11:00 A.M., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent or an agent) for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on that payment date in the aggregate amount of the specified currency payable to all holders of foreign currency notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. The exchange rate agent will select and we will approve that selection of the three dealers referred to above.

  . If fewer than three of these bid quotations are available, payments will be made in the specified currency.

   The holder of the foreign currency note will bear all of these currency exchange costs through payment deductions.

   Unless the attached pricing supplement specifies otherwise, a holder of foreign currency notes may elect to receive payment of the principal of and interest on the notes in the specified currency by transmitting a request for the payment to the corporate trust department of Citibank, N.A. in the Borough of Manhattan, New York City, on or before the regular record date or at least sixteen days before maturity, as the case may be. The request must be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. If a holder elects to receive all principal and interest payments in the specified currency that holder need not file a separate election for each payment. The election will remain in effect until revoked by written notice to Citibank, N.A. in the Borough of Manhattan, New York City. Written notice of any revocation of this kind must be received by Citibank, N.A. in the Borough of Manhattan, New York City on or before the regular record date or at least sixteen days before maturity, as the case may be. Holders of foreign currency notes held in the name of a broker or nominee should contact that broker or nominee to determine whether and how an election to receive payments in the specified currency may be made.

   We will pay interest on and principal of foreign currency notes paid in U.S. dollars in the manner specified in the attached prospectus and elsewhere in this prospectus supplement. Interest on foreign currency notes paid in the specified currency will be paid by a check drawn on an account maintained at a bank outside the U.S., unless other arrangements have been made. The principal and interest due at maturity of foreign currency notes paid in the specified currency will be paid in immediately available funds by wire transfer to an account maintained with a bank outside the U.S. designated at least sixteen days before maturity by the holders. However, those foreign currency notes must be presented to the trustee or the paying agents designated in the attached pricing supplement to allow time for payment. Any payment of principal or interest required to be made on an interest payment date or at maturity of a foreign currency Note that is not a business day may be made instead on the following business day. In this case, no interest will accrue for the period from and after the interest payment date or maturity.

Payment Currency

   At various times, a specified currency may not available for the payment of principal or interest with respect to a foreign currency note due to the imposition of exchange controls or other circumstances beyond our control. If this is the case, we will be entitled to satisfy our obligations to holders of foreign currency notes by making the payment in U.S. dollars on the basis of the market exchange rate on the date of payment, or if the market exchange rate is not available at that time, on the basis of the most recently available market exchange rate.

                             UNITED STATES TAXATION

General

   This section summarizes the material U.S. tax consequences to holders of notes. It represents the views of our tax counsel, Cravath, Swaine & Moore. However, the discussion is limited in the following ways:

  . The discussion only covers you if you buy your notes in the initial offering of those notes.

  . The discussion only covers you if you hold your notes as a capital asset (that is, for investment purposes), and if you do not have a special tax status.

  . The discussion does not cover tax consequences that depend upon your particular tax circumstances. You should consult your tax advisor about the consequences of holding notes in your particular situation.

  . The discussion is based on current law. Changes in the law may change the tax treatment of the notes.

  .  The discussion does not cover state, local or foreign law.

  . The discussion does not cover every type of note that we might issue. If we intend to issue a note of a type not described in this summary, additional tax information will be provided in the pricing supplement for the note.

  . The discussion does not apply to you if you are a non-U.S. holder of notes and if you (a) own 10% or more of the voting stock of the company,
     (b) are a "controlled foreign corporation" with respect to the company, or (c) are a bank making a loan in the ordinary course of its business.

  . We have not requested a ruling from the IRS on the tax consequences of owning the notes. As a result, the IRS could disagree with portions of this discussion.

   If you are considering buying notes, you should consult your tax advisors about the tax consequences of holding the notes in your particular situation.

Tax Consequences to U.S. Holders

   This section applies to you if you are a "U.S. Holder". A "U.S. Holder" is:

  .  an individual U.S. citizen or resident alien;

  . a corporation, or entity taxable as a corporation, that was created under U.S. law (Federal or state); or

  . an estate or trust whose world-wide income is subject to U.S. Federal income tax.

   If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

   Interest. The tax treatment of interest paid on the notes depends upon whether the interest is "Qualified Stated Interest."

   "Qualified Stated Interest" is any interest that meets all the following conditions:

  .  It is payable at least once each year.

  .  It is payable over the entire term of the note.

  .  It is payable at a single fixed rate or under a single formula.

  .  The note has a maturity of more than one year from its issue date.

   If any interest on a note is Qualified Stated Interest, then

  . If you are a cash method taxpayer (including most individual holders), you must report that interest in your income when you receive it.

  . If you are an accrual method taxpayer, you must report that interest in your income as it accrues.

  . If any interest on a note is not Qualified Stated Interest, it is subject to the rules for original issue discount ("OID") described below.

   Determining Amount of OID. Notes that have OID are subject to additional tax rules. The amount of OID on a note is determined as follows:

  . The amount of OID on a note is the "'stated redemption price at maturity" of the note minus the "issue price" of the note. If this amount is negative, there is no OID.

  . The "stated redemption price at maturity" of a note is the total amount of all principal and interest payments to be made on the note, other than Qualified Stated Interest. In a typical case where all interest is Qualified Stated Interest, the stated redemption price at maturity is the same as the principal amount.

  . The "issue price" of a note is the first price at which a substantial amount of the notes are sold to the public.

  . Under a special rule, if the OID determined under the general formula is very small, it is disregarded and not treated as OID. This disregarded OID is called "de minimis OID". If all the interest on a note is Qualified Stated Interest and the note does not provide for payment of any other amounts prior to maturity, this rule applies if the amount of OID is less than the following items multiplied together: (a) .25% (1/4 of 1%), (b) the number of full years from the issue date to the maturity date of the note, and (c) the principal amount.

   Accrual of OID Into Income. If a note has OID, the following consequences arise:

  . A holder must include the total amount of OID as ordinary income over the life of the note.

  . All holders of notes, even those on the cash method of accounting, must include OID in income as the OID accrues on the notes. This means that holders are required to report OID income, and in some cases pay tax on that income, before they receive the cash that corresponds to that income.

  . OID accrues on a note on a "constant yield" method. This method takes into account the compounding of interest. Under this method, the accrual of OID on a note, combined with the inclusion into income of any Qualified Stated Interest on the note, will result in the holder being taxable at approximately a constant percentage of the unrecovered investment in the note.

  . The accruals of OID on a note will generally be less in the early years and more in the later years.

  . If any of the interest paid on the note is not Qualified Stated Interest, that interest is taxed solely as OID. It is not separately taxed when it is paid to the holder.

  . Your tax basis in the note is initially your cost. It increases by any OID (not including Qualified Stated Interest) you report as income. It decreases by any principal payments you receive on the note, and by any interest payments you receive that are not Qualified Stated Interest.

   Notes Subject to Additional Tax Rules. Additional or different tax rules apply to several types of notes that we may issue.

   Short-Term Notes: We may issue notes with a maturity of one year or less. These are referred to as "short-term notes."

  . No interest on these notes is Qualified Stated Interest. Otherwise, the amount of OID is calculated in the same manner as described above.

  . Certain elections apply to the method of accrual of OID on short-term notes over the life of the notes.

  . Accrual method taxpayers and certain others, such as banks and securities dealers, must include OID in income as it accrues.

  . If you are a cash method taxpayer not subject to the accrual rule described above, you do not include OID in income until you actually receive payments on the note. Alternatively, you can elect to include OID in income as it accrues.

  . Two special rules apply if you are a cash method taxpayer and you do not include OID in income as it accrues. First, if you sell the note or it is paid at maturity, and you have a taxable gain, then the gain is ordinary income to the extent of the accrued OID on the note at the time of the sale that you have not yet taken into income. Second, if you borrow money (or do not repay outstanding debt) to acquire or hold the note, then while you hold the note you cannot deduct any interest on the borrowing that corresponds to accrued OID on the note until you include the OID in your income.

   Floating Rate Notes: Floating rate notes are subject to special OID rules.

  . If the interest rate is determined using a single fixed formula based on objective financial information (which may include a fixed interest rate for the initial period), all the interest will be Qualified Stated Interest. The amount of OID (if any), and the method of accrual of OID, will then be calculated by converting the note's initial floating rate into a fixed rate and by applying the general OID rules described above.

  . If the note has more than one formula for interest rates, it is possible that the combination of interest rates might create OID. You should consult your tax advisor concerning the OID accruals on such a note.

   Foreign Currency Notes: Special tax rules apply to foreign currency notes:

  . If you are a cash method taxpayer, you will be taxed on the U.S. dollar value of any foreign currency you receive as interest. The dollar value will be determined as of the date when you receive the payments.

  . If you are an accrual method taxpayer, you must report interest income as it accrues. You can use the average foreign currency exchange rate during the relevant interest accrual period (or, if that period spans two taxable years, during the portion of the interest accrual period in the relevant taxable year). In this case, you will make an adjustment upon receipt of the foreign currency to reflect actual exchange rates at that time. Certain alternative elections may also be available.

  . Any OID on foreign currency notes will be determined in the relevant foreign currency. All holders must accrue OID in the same manner that an accrual basis holder accrues interest income.

  . Your initial tax basis in a foreign currency note is the amount of U.S. dollars you pay for the note (or, if you pay in foreign currency, the value of that foreign currency on the purchase date). Adjustments are made to reflect OID and other items as described above.

  . If you collect foreign currency upon the maturity of the note, or if you sell the note for foreign currency, your gain or loss will be based on the U.S. dollar value of the foreign currency you receive. For a publicly traded foreign currency note, this value is determined for cash basis taxpayers on the settlement date for the sale of the note, and for accrual basis taxpayers on the trade date for the sale (although such taxpayers can also elect the settlement date). You will then have a tax basis in the foreign currency equal to the value reported on the sale.

  . Any gain or loss on the sale or retirement of a note will be ordinary income or loss to the extent it arises from currency fluctuations between your purchase date and sale date. Any gain or loss on the sale of foreign currency will also be ordinary income or loss.

   Other Categories of Notes: Additional rules may apply to certain other categories of notes. The pricing supplement for these notes may describe these rules. In addition, you should consult your tax advisor in these situations. These categories of notes include:

  .  Notes with contingent payments;

  . Notes that can be put to the company by the holder before their maturity;

  . Notes that are callable by the company before their maturity, other than typical calls at a premium;

  .  Indexed notes with an index tied to currencies; and

  .  Notes that are extendable at the option of the company or the holder.

   Premium and Discount. Additional special rules apply in the following situations involving discount or premium:

  . If you buy a note in the initial offering for more than its stated redemption price at maturity, the excess amount you pay will be "bond premium". You can use bond premium to reduce your taxable interest income over the life of your note.

  . Similarly, if a note has OID and you buy it in the initial offering for more than the issue price, the excess (up to the total amount of OID) is called "acquisition premium". The amount of OID you are required to include in income will be reduced by this amount over the life of the note.

  . If you buy a note in the initial offering for less than the initial offering price to the public, special rules concerning "market discount" may apply.

   Appropriate adjustments to tax basis are made in these situations. Holders in these situations should consult their tax advisors.

   Accrual Election. You can elect to be taxed on the income from the note in a different manner than described above. Under the election:

  .  No interest is Qualified Stated Interest.

  . You include amounts in income as it economically accrues to you. The accrual of income is in accordance with the constant yield method, based on the compounding of interest. The accrual of income takes into account stated interest, OID (including de minimis OID), market discount, and premium.

  . Your tax basis is increased by all accruals of income and decreased by all payments you receive on the note.

   Sale or Retirement of Notes. On your sale or retirement of your note:

  . You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the note. Your tax basis in the note is your cost, subject to certain adjustments.

  . Your gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if you held the note for more than one year.

  . If (a) you purchased the note with de minimis OID, (b) you did not make the election to accrue all OID into income, and (c) you receive the principal amount of the note upon the sale or retirement, then you will generally have capital gain equal to the amount of the de minimis OID.

  . If you sell the note between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the note but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

  . All or part of your gain may be ordinary income rather than capital gain in certain cases. These cases include sales of short-term notes, notes with market discount, notes with contingent payments, or foreign currency notes.

   Information Reporting and Backup Withholding. Under the tax rules concerning information reporting to the IRS:

  . Assuming you hold your notes through a broker or other securities intermediary, the intermediary must provide information to the IRS concerning interest, OID and retirement proceeds on your notes, unless an exemption applies.

  . Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

  . If you are subject to these requirements but do not comply, the intermediary must withhold 31% of all amounts payable to you on the notes (including principal payments). If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

  . All individual U.S. Holders are subject to these requirements. Some U.S. Holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders

   This section applies to you if you are a "Non-U.S. Holder." A "Non-U.S. Holder" is:

  .  an individual that is a nonresident alien;

  .  a corporation organized or created under non-U.S. law; or

  . an estate or trust that is not taxable in the U.S. on its worldwide income.

   If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

   Withholding Taxes. Generally, payments of principal and interest on the Notes will not be subject to U.S. withholding taxes.

   However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

  . You provide your name, address, and a signed statement that you are the beneficial owner of the Note and are not a U.S. Holder. This statement is generally made on Form W-8 or Form W-8BEN.

  . You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on Form 1001 or Form W-8BEN.

  . You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the U.S. This claim is generally made on Form 4224 or Form W-8ECI.

   You should consult your tax advisor about the specific methods for satisfying these requirements. These procedures will change on January 1, 2001. In addition, a claim for exemption will not be valid if the person receiving the applicable form has actual knowledge that the statements on the form are false.

   Even if you comply with these conditions, withholding tax might arise if the amount of interest payable on a note is based on the earnings or other attributes of the company. If this exception applies, additional information will be provided in the applicable pricing supplement.

   Sale or Retirement of Notes. If you sell a note or it is redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:

  . The gain is connected with a trade or business that you conduct in the U.S.

  . You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the note, and certain other conditions are satisfied.

  . The gain represents accrued interest or OID, in which case the rules for interest would apply.

   U.S. Trade or Business. If you hold your note in connection with a trade or business that you are conducting in the U.S.:

  . Any interest on the note, and any gain from disposing of the note, generally will be subject to income tax as if you were a U.S. Holder.

  . If you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

   Estate Taxes. If you are an individual, your notes will not be subject to U.S. estate tax when you die. However, this rule only applies if, at your death, payments on the notes were not connected to a trade or business that you were conducting in the U.S.

   Information Reporting and Backup Withholding. U.S. rules concerning information reporting and backup withholding are described above. These rules apply to Non-U.S. Holders as follows:

  . Principal and interest payments you receive will be automatically exempt from the usual rules if you provide the tax certifications needed to avoid withholding tax on interest, as described above. The exemption does not apply if the recipient of the applicable form knows that the form is false. In addition, interest payments made to you will be reported to the IRS on Form 1042-S.

  . Sale proceeds you receive on a sale of your notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup reporting may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. You should consult your tax advisor concerning information reporting and backup withholding on a sale.

                              PLAN OF DISTRIBUTION

   Under the terms of a distribution agreement, a form of which is attached as an exhibit to the registration statement, we will offer the notes on a continuing basis through Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., and Chase Securities Inc. as our agents, each of which has agreed to use reasonable efforts to solicit purchases of the notes. Unless the applicable pricing supplement indicates otherwise, we will pay a commission to the agents. We will have the sole right to accept offers to purchase notes and may reject any offer, in whole or in part. Each agent will have the right, in its discretion reasonably exercised, without notice to us, to reject any offer to purchase notes received by it, in whole or in part.

   We also may sell notes at or above par to any agent, acting as principal, for a commission of .125% to .750% of the principal amount of each note, depending on its stated maturity. The notes may be resold at market prices prevailing at the time of resale, at prices related to those prevailing market prices, at a fixed offering price or at negotiated prices, as determined by that agent. We also may sell notes at or above par to any agent or to a group of underwriters for whom an agent acts as representative. We may do this for a commission to be agreed at the time of sale, for resale to one or more investors or purchasers at a fixed offering price or at varying prices prevailing at the time of resale, at prices related to those prevailing market prices at the time of the resale or at negotiated prices. Notes purchased by an agent or by a group of underwriters may be resold to certain securities dealers for resale to investors or to certain other dealers. Dealers may receive compensation in the form of commissions from the agents and/or from the purchasers for whom they may act as agents. Unless the applicable pricing supplement specifies otherwise, any compensation allowed by any agent to any of these dealers shall not be in excess of the commission received by that agent from us. After the initial public offering of notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price and commission may be changed.

   We have reserved the right to sell notes directly on our own behalf. We also may accept but not solicit offers to purchase notes through additional agents on substantially the same terms and conditions (including commission rates) as would apply to purchases of notes under the distribution agreement. In addition, we have reserved the right to appoint additional agents for the purpose of soliciting offers to purchase notes. Those additional agents will be named in the applicable pricing supplement. No commission will be payable on any notes sold directly by us.

   We will pay each agent a commission of .125% to .750% of the principal amount of each note, depending on its stated maturity, sold through that agent.

   The following table summarizes the compensation to be paid to the agents by us.

                                                           Total
                                              ---------------------------------
                                                Per Note    Minimum   Maximum
                                              ------------  -------- ----------
Commissions paid by Ashland.................. .125% - .750% $375,000 $2,250,000

   We estimate that we will incur expenses of $70,000 in connection with this program.

   The agents and any dealers to whom the agents may sell notes may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against certain liabilities, including civil liabilities under the Securities Act of 1933, or contribute to payments which the agents may be required to make in this regard. We have agreed to reimburse the agents for certain expenses.

   Unless the applicable pricing supplement indicates otherwise, you must pay for notes, other than foreign currency notes in funds immediately available in New York City. For payment of the purchase price of foreign currency notes, see "Description of the Notes--Foreign Currency Notes" above.

   The notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. No assurance can be given as to the existence or liquidity of the secondary market for the notes.

   The agents may engage in over-allotment, stabilizing transactions and syndicate covering transactions and may impose penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the agents to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of the transactions. These transactions, if commenced, may be discontinued at any time.

   In the ordinary course of their respective businesses, the agents and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us and our affiliates. Citibank, N.A., the trustee under the indenture, is an affiliate of Salomon Smith Barney Inc.

                                 LEGAL OPINIONS

   Opinions regarding the validity of the notes being offered will be issued for us by Cravath, Swaine & Moore, New York, New York (who will rely as to matters of Kentucky law upon the opinion of David L. Hausrath, Esq., our Vice President and General Counsel), and for the agents by Davis Polk & Wardwell, New York, New York. In these opinions, certain assumptions will be made regarding future action required to be taken by us and the trustee in connection with the issuance and sale of any particular notes, the specific terms of those notes and other matters which may affect the validity of notes but which cannot be ascertained on the date of the relevant opinions. Cravath, Swaine & Moore has in the past represented and continues to represent us in other matters on a regular basis. Samuel C. Butler is a director of ours and a partner in the law firm of Cravath, Swaine & Moore and owns beneficially 69,793 shares of our common stock (includes common stock units held in our deferred compensation plan). David L. Hausrath owns beneficially 25,625 shares of our common stock (includes common stock units held in our deferred compensation plan).

                                    GLOSSARY

   Set forth below are definitions of some of the terms used in this prospectus supplement and not defined in the attached prospectus.

   "business day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements. The day is:

     (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in New York City;

     (b) with respect to foreign currency notes (other than foreign currency notes denominated in euro only), not a day on which banking institutions are authorized or required by law or regulation to be closed in the principal financial center in the country of the specified currency;

     (c) with respect to foreign currency notes denominated in euro, any date on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; and

     (d) with respect to LIBOR notes, a London banking day.

   "calculation agent" means the agent appointed by us to calculate interest rates for floating rate notes. Unless the pricing supplement specifies otherwise, the calculation agent will be Citibank, N.A.

   "calculation date" means, with respect to any interest determination date, the date on which the calculation agent is to calculate an interest rate for a floating rate note. Unless the pricing supplement specifies otherwise, the calculation date relating to an interest determination date for a floating rate note will be the first to occur of (a) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity of that note, as the case may be. However, LIBOR will be calculated on the LIBOR rate interest determination date.

   "designated LIBOR page" means (a) if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in that pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the applicable index currency, or (b) if "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified in that pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

   "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System.

   "H.15 Daily Update" means the daily update of H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

   "index currency" means the currency or composite currency specified in the applicable pricing supplement as to which LIBOR will be calculated. If no currency or composite currency of this kind is specified in the applicable pricing supplement, the index currency will be U.S. dollars.

   "index maturity" means, for a floating rate note, the period to maturity of the instrument or obligation on which the interest rate quotation is based, as set forth in the pricing supplement.

   "initial interest rate" means the rate at which a floating rate note will bear interest from and including its issue date to but excluding the first interest reset date, as indicated in the applicable pricing supplement.

   "interest determination date" means the date as of which the interest rate for a floating rate note is to be calculated, to be effective as of the following interest reset date and calculated on the related calculation date. However, LIBOR will be calculated on the LIBOR rate interest determination date. The interest determination date relating to an interest reset date for a commercial paper rate note, for a prime rate note, for a Federal funds rate note and for a CD rate note will be the second business day preceding that interest reset date. The interest determination date relating to an interest reset date for a LIBOR note will be the second London banking day preceding that interest reset date. The interest determination date relating to an interest reset date for a Treasury rate note will be the day of the week during which that interest reset date falls on which Treasury bills of the index maturity designated in the pricing supplement would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday or may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, that Friday will be the Treasury interest rate determination date pertaining to the interest reset date occurring in the following week.

   "interest payment date" means the date on which payment of interest on a note (other than payment at maturity) is to be made. Unless the applicable pricing supplement indicates otherwise, the interest payment dates for the fixed rate notes will be February 15 and August 15 of each year and at maturity. Unless the applicable pricing supplement indicates otherwise and except as provided below, the interest payment dates for any floating rate note will be:

     (a) in the case of floating rate notes that reset weekly, on the third Wednesday of March, June, September and December of each year;

     (b) in the case of floating rate notes that reset daily or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the pricing supplement);

     (c) in the case of floating rate notes that reset quarterly, on the third Wednesday of March, June, September and December of each year, in the case of floating rate notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the pricing supplement;

     (d) in the case of floating rate notes that reset annually, on the third Wednesday of the month specified in the pricing supplement; and

     (e) in each case, at maturity.

     If an interest payment date for any fixed rate note falls on a day that is not a business day for that note, the interest payment for that note will be made on the following business day for that note, and no interest on that payment will accrue from and after that interest payment date. If an interest payment date (other than an interest payment date at maturity) for any floating rate note would otherwise be a day that is not a business day for that note, that interest payment date will be postponed to the next business day for that note, and interest will continue to accrue (except that, for a LIBOR note, if that business day is in the following calendar month, that interest payment date will be the preceding business day for that LIBOR note).

   "interest reset date" means the date on which a floating rate note will begin to bear interest at the interest rate determined as of any interest determination date. Unless the pricing supplement specifies otherwise, the interest reset dates will be:

     (a) in the case of floating rate notes that reset daily, each business day;

     (b) in the case of floating rate notes (other than Treasury rate notes) that reset weekly, the Wednesday of each week;

     (c) in the case of Treasury rate notes that reset weekly, the Tuesday of each week (except as provided below);

     (d) in the case of floating rate notes that reset monthly, the third Wednesday of each month;

     (e) in the case of floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

     (f) in the case of floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year specified in the pricing supplement; and

     (g) in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the pricing supplement.

If any interest reset date for any floating rate note would otherwise be a day that is not a business day for that floating rate note, that interest reset date will be postponed to the next business day for that floating rate note (except that, for a LIBOR note, if that business day is in the following calendar month, that interest reset date will be the preceding business day for that LIBOR note). If a Treasury bill auction (as described in the definition of "interest determination date") falls on any day that would otherwise be an interest reset date for a Treasury rate note, then that interest reset date will instead be the first business day following that auction date.

   "London banking day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

   "market exchange rate" for any specified currency means the noon buying rate in New York City for cable transfers for that specified currency as certified for customs purposes by (or if not certified, as otherwise determined by) the Federal Reserve Bank of New York.

   "maturity" means the date on which the principal of a note becomes due, whether at stated maturity, upon redemption or otherwise. If the maturity of any note falls on a day that is not a business day, the payment of principal, premium, if any, and interest for that note will be made on the following business day, and no interest on that payment will accrue from and after that maturity.

   "maximum interest rate" means, for any floating rate note, a maximum numerical interest rate limitation, or ceiling, on the rate at which interest may accrue on that during any interest period.

   "minimum interest rate" means, for any floating rate note, a minimum numerical interest rate limitation, or floor, on the rate at which interest may accrue on that during any interest period.

   "money market yield" means a yield (expressed as a percentage rounded to the next higher one hundred thousandth of a percentage point) calculated in accordance with the following formula:


                                               D X 360
                       money market yield = ------------- X 100
                                            360 - (D X M)

where "D" refers to the annual rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

   "paying agent" means the agent appointed by us to make payments of principal, premium, if any, and interest on the notes. Unless the pricing supplement specifies otherwise, the paying agent will be Citibank, N.A.

   "principal financial center" means the capital city of the country issuing the index currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the principal financial center will be New York City, Sydney, Frankfurt, Amsterdam, Milan and Zurich, respectively.

   "regular record date" means the date on which a note must be held in order for the holder to receive an interest payment on the next interest payment date. Unless the pricing supplement specifies otherwise, the regular record date for any interest payment date with respect to any floating rate note will be the fifteenth day

(whether or not a business day) prior to that interest payment date. The regular record dates for the fixed rate notes will be the February 1 and August 1 next preceding the February 15 and August 15 interest payment dates.

   "Reuters Screen USPRIME1 Page" means the display on the Reuters Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or any other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

   "spread" means the number of basis points, if any, to be added to the commercial paper rate, the prime rate, LIBOR, the Treasury rate, the Federal funds rate, the CD rate or any other interest rate index in effect at various times for a note, which amount will be set forth in the pricing supplement.

   "spread multiplier" means the percentage by which the commercial paper rate, the prime rate, LIBOR, the Treasury rate, the Federal funds rate, the CD rate or any other interest rate index in effect at various times for a note is to be multiplied, which percentage will be set forth in the pricing supplement.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities, and it is not soliciting an offer to buy +
+these securities in any state where the offer or sale is not permitted.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED MAY 12, 2000
                                   PROSPECTUS

                                  $600,000,000

                                  Ashland Inc.

                                Debt Securities

                                Preferred Stock

                               Depositary Shares

                                  Common Stock

                                    Warrants

                                   --------

  We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is      , 2000.

                                 ------------

                               TABLE OF CONTENTS

Summary...........................    1
Ashland Inc.......................    5
Use of Proceeds...................    5
Description of Debt Securities....    5
Description of Preferred Stock....   18
Description of Depositary Shares..   21

Description of Common Stock............................................  23
Description of Securities Warrants.....................................  24
Plan of Distribution...................................................  25
Legal Matters..........................................................  26
Experts................................................................  26

                                 ------------

                                    SUMMARY

   This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the terms of our securities, you should carefully read this document with the attached prospectus supplement which together give the specific terms of the securities we are offering. You should also read the documents we have referred to you in "Where You Can Find More Information About Ashland" on page 3 for information on our company and our financial statements.

                                  Ashland Inc.

   Our businesses are grouped into five industry segments: APAC, Ashland Distribution, Ashland Specialty Chemical, Valvoline, and Refining and Marketing.

   APAC performs contract construction work, including highway paving and repair, excavation and grading, and bridge construction, and produces asphaltic and ready-mix concrete, crushed stone and other aggregate, concrete block and certain specialized construction materials in the southern and midwestern United States.

   Ashland Distribution distributes industrial chemicals, solvents, ingredients, thermoplastics and resins, fiberglass materials and fine ingredients in North America and plastics in Europe.

   Ashland Specialty Chemical manufactures and sells a wide variety of performance chemicals, resins, products and services and certain petrochemicals.

   Valvoline is a marketer of premium branded, packaged motor oil and automotive chemicals, automotive appearance products, antifreeze, filters, rust preventives and coolants. In addition, Valvoline is engaged in the "fast oil change" business through outlets operating under the Valvoline Instant Oil Change(R) name.

   Marathon Ashland Petroleum LLC ("MAP"), a joint venture with Marathon Oil Company, operates seven refineries with a total crude oil refining capacity of 935,000 barrels per day. Refined products are distributed through a network of independent and company-owned outlets in the Midwest, the upper Great Plains and the southeastern United States. Marathon Oil Company has a 62% interest in MAP, and Ashland holds a 38% interest. Ashland accounts for its investment in MAP using the equity method.

                          The Securities We May Offer

   This prospectus is part of a registration statement (No. 333- . ) that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may offer from time to time up to $600,000,000 of any of the following securities, either separately or in units: debt securities, preferred stock, depositary shares, common stock and warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Debt Securities

   We may offer unsecured general obligations of our company, which may be senior or subordinated. The senior securities and the subordinated securities are together referred to in this prospectus as the "debt securities". The subordinated securities will be entitled to payment only after payment on our superior indebtedness (as described below).

   Unless the applicable prospectus supplement states otherwise, senior securities will be issued under an indenture dated as of August 15, 1989, as amended and restated as of August 15, 1990, between us and Citibank, N.A., as trustee. The subordinated securities will be issued under an indenture between us and a commercial bank to be selected, as trustee. We have summarized certain general features of the debt securities from the indentures. We encourage you to read the indentures (which are exhibits to the registration statement) and our recent periodic and current reports that we file with the SEC. Directions on how you can get copies of these reports are provided on page 3.

General Indenture Provisions that Apply to Senior and Subordinated Securities

  . Neither indenture limits the amount of debt that we may issue or provides holders any protection should there be a highly leveraged transaction, recapitalization or restructuring involving our company.

  . The indentures provide that holders of two-thirds of the total principal amount of outstanding debt securities of any series may vote to change certain of our obligations or certain of your rights concerning the debt securities of that series. However, to change the amount or timing of principal, interest or other payments under the debt securities every holder in the series must consent.

  . If an event of default (as described below) occurs with respect to any series of debt securities, the trustee or holder of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable. However, holders of a majority of the principal amount may rescind this action except where a payment default or a breach of certain covenants has occurred.

  . If we satisfy certain conditions in either indenture, we may discharge that indenture at any time by depositing with the trustee sufficient funds or government obligations to pay when due the debt securities outstanding under that indenture.

   Events of Default. The indentures provide that the following are events of default:

  .  Interest not paid for 30 days after due date.

  .  Principal or premium not paid when due.

  .  Sinking fund payment not paid for 30 days after due date.

  .  Covenant breach continuing for 60 days after notice.

  .  Occurrence of certain bankruptcy or insolvency events.

  . Occurrence of any other event of default specified in the prospectus supplement.

General Indenture Provisions that Apply Only to Senior Securities

  . The indenture relating to the senior securities limits our ability and the ability of any subsidiary of ours to assume or guarantee indebtedness secured by mortgages, liens or other encumbrances upon our or our subsidiary's property unless the senior securities will be equally and ratably secured with that indebtedness.

  . The indenture relating to the senior securities limits our ability and the ability of any subsidiary of ours to sell or transfer property to a lender or investor, which then, either directly or indirectly, leases the property back to us or the subsidiary for a time period over three years.

  . The indenture relating to the senior securities states that we may not merge or consolidate with another company or sell all or substantially all of our assets to another company unless certain conditions are met. If these events occur, the other company will be required to assume our responsibilities relating to the debt securities, and we will be released from all liabilities and obligations.

General Indenture Provisions that Apply Only to Subordinated Securities

   The subordinated securities will be subordinated to all "superior indebtedness", which includes all indebtedness for money borrowed by us, except indebtedness that is stated to be not superior to, or to have the same rank as, the subordinated securities.

Preferred Stock and Depositary Shares

   We may issue our preferred stock, without par value, in one or more series. We will determine the dividend, voting, conversion and other rights of the series being offered and the terms and conditions relating to its offering and sale at the time of the offer and sale. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

Common Stock

   We may issue our common stock, par value $1.00 per share. Holders of common stock are entitled to receive dividends when declared by our board of directors (subject to rights of preferred stockholders). Each holder of common stock is entitled to one vote per share. The holders of common stock have cumulative voting rights but no preemptive, redemption or conversion rights.

Warrants

   We may issue warrants for the purchase of debt securities, preferred stock or common stock. We may issue warrants independently or together with other securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

   The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for Ashland:

                                                                         Six
                                                                       Months
                                                Fiscal Year Ended       Ended
                                                  September 30,       March 31,
                                             ------------------------ ---------
                                             1995 1996 1997 1998 1999 1999 2000
                                             ---- ---- ---- ---- ---- ---- ----
Ratio of earnings to fixed charges.........    *  1.90 2.42 2.32 3.67 2.52 1.79
Ratio of earnings to combined fixed charges
 and preferred stock dividends.............   **  1.66 2.24 2.32 3.67 2.52 1.79

*  Fixed charges exceeded earnings (as defined) by $3 million.
** Combined fixed charges and preferred stock dividends exceeded earnings (as defined) by $22 million.

   The above ratios are computed on a total enterprise basis including our consolidated subsidiaries, plus our share of significant affiliates accounted for on the equity method that are 50% or greater owned or whose indebtedness has been directly or indirectly guaranteed by us. Earnings consist of income from continuing operations before income taxes, adjusted to exclude fixed charges (excluding capitalized interest) and undistributed earnings of equity method affiliates excluded from the total enterprise. Fixed charges consist of interest incurred on indebtedness, the portion of operating lease rentals deemed representative of the interest factor and the amortization of debt expense.

Where You Can Find More Information About Ashland

   We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

   The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

     (a) Annual Report on Form 10-K for the year ended September 30, 1999;

     (b) Amended Annual Report on Form 10-K/A for the year ended September 30, 1999.

     (c) Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999, and March 31, 2000;

     (d) Current Reports on Form 8-K filed on October 6, 1999, October 12, 1999, January 24, 2000, February 24, 2000, March 16, 2000, and March 27,
  2000;

     (e) The description of our common stock, par value $1.00 per share, set forth in the registration statement on Form 10, as amended in its entirety by the Form 8 filed with the SEC on May 1, 1983;

     (f) The description of our rights to purchase Series A Participating Cumulative Preferred Stock, set forth in the registration statement on Form 8-A dated May 16, 1996; and

     (g) The description of a cumulative preferred stock, without par value, set forth in the registration statement on Form 8-A, as amended by Amendment No. 1 to the registration statement, filed with the SEC on April 30, 1993.

   You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address (or by visiting our website at http://www.ashland.com):

     Office of the Secretary
     Ashland Inc.
     50 E. RiverCenter Boulevard
     P.O. Box 391
     Covington, KY 41012-0391
     (859) 815-3333

   You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                  ASHLAND INC.

   Our businesses are grouped into five industry segments: APAC, Ashland Distribution, Ashland Specialty Chemical, Valvoline, Refining and Marketing.

   APAC performs contract construction work, including highway paving and repair, excavation and grading, and bridge construction, and produces asphaltic and ready-mix concrete, crushed stone and other aggregate, concrete block and certain specialized construction materials in the southern and midwestern United States.

   Ashland Distribution distributes industrial chemicals, solvents, ingredients, thermoplastics and resins, fiberglass materials and fine ingredients in North America and plastics in Europe.

   Ashland Specialty Chemical manufactures and sells a wide variety of performance chemicals, resins, products and services and certain petrochemicals.

   Valvoline is a marketer of branded, packaged motor oil and automotive chemicals, automotive appearance products, antifreeze, filters, rust preventives and coolants. In addition, Valvoline is engaged in the "fast oil change" business through outlets operating under the Valvoline Instant Oil Change(R) name.

   Marathon Ashland Petroleum LLC ("MAP"), a joint venture with Marathon Oil Company, operates seven refineries with a total crude oil refining capacity of 935,000 barrels per day. Refined products are distributed through a network of independent and company-owned outlets in the Midwest, the upper Great Plains and the southeastern United States. Marathon Oil Company has a 62% interest in MAP, and Ashland holds a 38% interest. Ashland accounts for its investment in MAP using the equity method.

   We are a Kentucky corporation, organized on October 22, 1936, with our principal executive offices located at 50 E. RiverCenter Boulevard, Covington, Kentucky 41012 (Mailing Address: 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391) (Telephone: (859) 815-3333).

                                USE OF PROCEEDS

   We will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, stock redemption, repayment of debt or the financing of possible acquisitions.

                         DESCRIPTION OF DEBT SECURITIES

   The following description sets forth the general terms and provisions that could apply to the debt securities. Each prospectus supplement will state the particular terms that actually will apply to the debt securities included in the supplement.

   The debt securities will be either our senior debt securities or our subordinated debt securities. Unless the applicable prospectus supplement states otherwise, senior securities will be issued under an indenture dated as of August 15, 1989, as amended and restated as of August 15, 1990, between us and Citibank, N.A., as trustee. Under the indenture between us and Citibank, N.A., as trustee, we have issued to date an aggregate of $1.7 billion of senior securities. Subordinated securities will be issued under an indenture between us and a commercial bank to be selected, as trustee. The senior indenture and the subordinated indenture are together called the "indentures".

   The following summary of certain provisions of the indentures is not complete. You should refer to the applicable provisions of the following documents for more detailed information:

  . the senior indenture, which is incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-39359, filed with the SEC on March 11, 1991, and

  .  the subordinated indenture, which is incorporated by reference to
     Exhibit 4.3 to Registration Statement No. 33-57011, filed with the SEC on December 22, 1994.

   Some of the capitalized terms used in the following discussion are defined in the indentures, and their definitions are incorporated by reference into this prospectus.

General

   Neither indenture limits the aggregate principal amount of debt securities that we may issue under that indenture. The debt securities may be issued in one or more series as we may authorize at various times. All debt securities will be unsecured. The senior securities will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated securities will be subordinated to superior indebtedness as described in the "Subordinated Securities" section below. The senior securities and subordinated securities may be combined into one series or offered separately. The prospectus supplement relating to the particular series of debt securities being offered will specify the amounts, prices and terms of those debt securities. These terms may include:

  . the title and the limit on the aggregate principal amount of the debt securities;

  .  the date or dates on which the debt securities will mature;

  . any annual rate or rates (which may be fixed or variable), or the method of determining any rate or rates, at which the debt securities will bear interest;

  . the currency or currencies or units of two or more currencies in which the debt securities are denominated and principal and interest may be payable, and for which the debt securities may be purchased, which may be in United States dollars, a foreign currency or currencies or units of two or more foreign currencies;

  . whether such debt securities are to be senior securities or subordinated securities;

  .  any redemption or sinking fund terms;

  . any event of default or covenant with respect to the debt securities of a particular series, if not set forth in this prospectus;

  . whether the debt securities will be issued as registered securities or as bearer securities;

  . whether the debt securities are to be issued in whole or in part in the form of one or more global securities and the depositary for the global security or securities; and

  . any other terms of the series, which will not conflict with the terms of applicable indenture.

   Principal, any premium and any interest will be payable and the debt securities will be transferable at the corporate trust office of the appropriate trustee, unless we specify otherwise in the accompanying prospectus supplement. At our option, however, payment of interest may be made by check mailed to the registered holders of the debt securities at their registered addresses.

   We will issue the debt securities in fully registered form without coupons unless the applicable prospectus supplement provides for an issuance to be in bearer form with or without coupons. Unless we specify otherwise in the applicable prospectus supplement, we will issue debt securities denominated in U.S. dollars in denominations of $1,000 or multiples of $1,000 for registered securities and in denominations of $5,000 or multiples of $5,000 for bearer securities. No service charge will be made for any transfer or exchange of debt securities, but we may require payment beforehand of any related taxes or other governmental charges. Debt securities may also be issued pursuant to the indentures in transactions exempt from the registration requirements of the Securities Act of 1933. Those debt securities will not be considered in determining the aggregate amount of securities issued under the registration statement.

   We will describe special Federal income tax and other considerations relating to debt securities denominated in foreign currencies or units of two or more foreign currencies in the applicable prospectus supplement.

   Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Exchange, Registration and Transfer

   Registered securities of any series that are not global securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

   You may present debt securities for exchange as provided above. In addition, you may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge and upon payment of any taxes and other governmental charges as described in the applicable indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the applicable trustee as security registrar for the applicable indenture. If a prospectus supplement refers to any transfer agents (in addition to the security registrar) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which such transfer agent acts. However, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for such series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for such series located in Europe. We may at any time designate additional transfer agents with respect to any series of debt securities.

   In the event of any redemption in part, we will not be required to:

  . issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on:

    . if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption;

    . if debt securities of the series are issuable only as bearer securities, the day of the first publication of the relevant notice of redemption; or

    . if debt securities of the series are issuable as registered securities and bearer securities and there is no publication of the relevant notice of redemption, the day of mailing of the relevant notice of redemption, or the date of such publication, if applicable;

  . register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

  . exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is immediately surrendered for redemption.

   For a discussion of restriction on the exchange, registration and transfer of global securities, see "Global Securities" below.

Payment and Paying Agents

   Unless we specify otherwise in the applicable prospectus supplement, payment of principal, any premium and interest on bearer securities will be payable, in accordance with any applicable laws and regulations, at the offices of those paying agents outside the U.S. that we may designate at various times. We will make interest payments on bearer securities and the attached coupons on any interest payment date only against surrender of the coupon relating to that interest payment date. No payment with respect to any bearer security will be made at any of our offices or agencies in the U.S., by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the U.S. However, if (but only if) payment in U.S. dollars of the full amount of principal, any premium and interest on bearer securities denominated and payable in U.S. dollars at all offices or agencies outside the U.S. is illegal or effectively precluded by exchange controls or other similar restrictions, then those payments will be made at the office of our paying agent in the Borough of Manhattan, The City of New York.

   Unless we specify otherwise in the applicable prospectus supplement, payment of principal, any premium and any interest on registered securities will be made at the office of the paying agent or paying agents that we designate at various times. However, at our option, we may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

   Unless we specify otherwise in the applicable prospectus supplement, the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York, will be designated:

  . as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities; and

  . as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities (subject to the limitation described above in the case of bearer securities) that are issuable solely as bearer securities or as both registered securities and bearer securities. We will name any paying agents outside the U.S. and any other paying agents in the U.S. initially designated by us for the debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, we will be required to maintain

  . a paying agent in the Borough of Manhattan, The City of New York, (a) for payments with respect to any registered securities of the series and
     (b) for payments with respect to bearer securities of the series in the circumstance described above, but not otherwise; and

  . a paying agent in a place of payment located outside the U.S. where debt securities of that series and any attached coupons may be presented and surrendered for payment. However, if the debt securities of that series are listed on the London Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange located outside the U.S. and if the stock exchange requires it, we will maintain a paying agent in London or Luxembourg or any other required city located outside the U.S. for those debt securities.

   All moneys we pay to a paying agent for the payment of principal, any premium or interest on any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security or coupon will look only to us for payments out of those repaid amounts.

Global Securities

   The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

  .  by the applicable depositary to a nominee of the depositary,

  .  by any nominee to the depositary itself or another nominee, or

  . by the depositary or any nominee to a successor depositary or any nominee of the successor.

   We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

   When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary ("participants"). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

   As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

  . will not be entitled to have any of the underlying debt securities registered in their names,

  . will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form, and

  . will not be considered the owners or holders under the indenture relating to those debt securities.

   Payments of principal of, any premium and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. None of we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests of the global security.

   We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a permanent global security representing any series of debt securities, immediately will credit participants' accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is not the case with securities held for the accounts of customers in bearer form or registered in "street name". Those payments will be the sole responsibility of those participants.

   If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Further, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in denominations, unless we specify otherwise, of $1,000 or integral multiples of $1,000.

   If we specify in an applicable prospectus supplement, all or any portion of the debt securities of a series that are issuable as bearer securities initially will be represented by one or more temporary global securities, with or without interest coupons. These temporary global securities will be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System and Clearstream Banking (formerly known as Cedel Bank) for credit to the respective accounts of the beneficial owners of those debt securities or to other accounts as they may direct. On and after the exchange date determined as provided in the temporary global security and described in the applicable prospectus supplement, each temporary global security will be exchangeable for definitive debt securities in bearer form, registered form, or definitive global form or any combination of these. No bearer security including one in definitive global bearer form delivered in exchange for a portion of a temporary global security will be mailed or otherwise delivered to any location in the U.S. in connection with this exchange.

   Unless we specify otherwise in the applicable prospectus supplement, we or our agent must receive a certificate signed by Euroclear or Clearstream prior to the delivery of a definitive bearer security. We must also receive this signed certificate prior to the actual payment of interest on the applicable portion of the temporary global security payable before delivery of a definitive debt security. The certificate must be based on statements provided to Euroclear or Clearstream by its member organizations. The certificate must be dated on the earlier of the date of the first actual payment of interest on the debt security or the date of delivery of the debt security in definitive form, and must state that on that date the debt security is owned by:

  . a person that is not a U.S. person and is not a financial institution holding the obligation for purposes of resale during the restricted period;

  . a U.S. person that is either (a) the foreign branch of a U.S. financial institution purchasing for its own account or for resale during the restricted period or (b) a U.S. person who acquired its interest through the foreign branch of a U.S. financial institution and who holds the obligation through such financial institution on the date of certification. In either case (a) or (b), the U.S. financial institution must provide a certificate stating that it agrees to comply with the requirements and regulations of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended unless it has provided a valid blanket certificate stating the same; or

  . a financial institution holding for purposes of resale during the restricted period. That financial institution must certify in addition that it has not acquired the obligation for purposes of resale directly or indirectly to a U.S. person or to a person within the United States or its possessions.

As used in this paragraph, the term "restricted period" means (a) the period from the closing date until 40 days thereafter or (b) any time if the obligation is held as part of an unsold allotment or subscription.

   Each of Euroclear and Clearstream will in these circumstances credit the interest received by it to the accounts of the beneficial owners of the temporary global security or to other accounts as they may direct.

   The beneficial owner of a debt security underlying a definitive global security in bearer form may exchange its interest in that definitive global security for a definitive bearer security or securities, or a definitive registered security or securities of any authorized denomination. The beneficial owner must give at least 30 days' written notice of the exchange through either Euroclear or Clearstream. No individual definitive bearer security will be delivered in or to the U.S.

Senior Securities--Certain Restrictive Covenants

   Limitations on Liens. Unless we specify otherwise in the applicable prospectus supplement, neither we nor any domestic subsidiary of ours will issue, assume or guarantee any debt secured by a mortgage, lien, pledge or other encumbrance upon real or personal property of ours or of our domestic subsidiary that is located in the continental U.S. without providing that the senior securities will be secured equally and ratably or prior to the debt. However, this provision shall not apply to the following:

  .  Mortgages existing on the date of the senior indenture;

  . Mortgages affecting property of a corporation existing at the time it becomes a domestic subsidiary of ours or at the time it is merged into or consolidated with us or a domestic subsidiary of ours;

  . Mortgages on property (a) existing at the time of the property's acquisition, (b) to secure payment of all or part of the property's purchase price, (c) to secure debt incurred prior to, at the time of or within 24 months after the property's acquisition for the purpose of financing all or part of the property's purchase price or (d) assumed or incurred in connection with the property's acquisition;

  . Mortgages on property to secure all or part of the cost of repairing, altering, constructing, improving, exploring, drilling or developing the property, or to secure debt incurred to provide funds for any such purpose;

  . Mortgages on (a) pipelines, gathering systems, pumping or compressor stations, pipeline storage facilities or other related facilities, (b) tank cars, tank trucks, tank vessels, barges, tow boats or other vessels or boats, drilling barges, drilling platforms, or other movable railway, automotive, aeronautic or marine facilities, (c) office buildings, laboratory and research facilities, retail service stations, retail or wholesale sales facilities, terminals, bulk plants, warehouses or storage or distribution facilities, (d) manufacturing facilities other than units for the refining of crude oil, (e) the equipment of any of the foregoing or (f) any "margin stock" or "margin security" within the meaning of Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as amended from time to time;

  . Mortgages on current assets or other personal property (other than shares of stock or indebtedness of subsidiaries) to secure loans maturing not more than one year from the date of their creation or to secure any renewal of those loans for not more than a year at a time;

  . Mortgages which secure indebtedness owed by a domestic subsidiary of ours to us or another domestic subsidiary of ours;

  . Mortgages on property of any domestic subsidiary of ours principally engaged in a financing or leasing business;

  . Mortgages upon the oil, gas or other minerals produced or to be produced or on the related proceeds from properties (other than those which were acquired and which became productive on or before August 15, 1977) if, each of those mortgages has been or will be given to secure indebtedness incurred to pay or to reimburse the cost of drilling or equipping such property; and

  . any extension, renewal or replacement of any mortgage referred to in the preceding items or of any debt secured by those mortgages if the original principal amount of debt secured does not exceed the principal amount of debt secured at the time of the extension, renewal or replacement. In addition, the extension, renewal or replacement mortgage will be limited to substantially the same property (plus improvements) which secured the mortgage.

   Notwithstanding anything mentioned above, we and any one or more of our domestic subsidiaries may issue, assume or guarantee debt secured by mortgages that would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other debt of ours and our domestic subsidiaries that would otherwise be subject to the foregoing restrictions, does not at any one time exceed 5% of the stockholders' equity in us and our consolidated subsidiary companies as shown on our audited consolidated balance sheet contained in our latest annual report to stockholders.

   The following types of transactions, among others, shall not be deemed to create debt secured by mortgages: (1) the sale or other transfer of oil, gas or other minerals in place for a period of time until, or in an amount such that, the transferee will realize from the sale or transfer a specified amount (however determined) of money or such minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as an oil payment or a production payment, and (2) mortgages required by any contract or statute in order to permit us or a subsidiary of ours to perform any contract or subcontract made with or at the request of the U.S., any state or any department, agency or instrumentality of either.

   "Debt" is defined to include any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

   Limitations on Sale and Lease-Back. Unless we specify otherwise in the applicable prospectus supplement, neither we nor any domestic subsidiary of ours will enter into any arrangement with any bank or other lender or investor to lease to us or a domestic subsidiary of ours for a period of more than three years any real property located in the continental U.S. To be applicable, we or a domestic subsidiary of ours must sell or plan to sell or transfer this property to the lender or investor or to any person or organization to which funds have been or are to be advanced by the lender or investor on the security of the leased property. This paragraph does not apply where either: (a) we or our domestic subsidiary would be entitled to create debt secured by a mortgage on the property to be leased, without equally and ratably securing the senior securities, or (b) we, within four months after the effective date of the sale and lease-back transaction, apply to the retirement of debt of ours maturing by its terms more than one year after its original creation, an amount equal to the greater of:

  . the net proceeds of the sale of the real property leased pursuant to the arrangement, or

  . the fair value of the real property leased at the time of entering into the arrangement as determined by the board of directors of Ashland.

   This amount to be applied to the retirement of debt maturing more than one year after its creation will be reduced by an amount equal to the sum of (a) the principal amount of debt securities delivered, within four months after the effective date of the arrangement, to the trustee for retirement and cancellation and (b) the principal amount of other debt maturing within one year after its creation voluntarily retired by us within the four-month period. The latter amount does not include retirements of senior securities and other debt maturing within one year after its creation related to mandatory sinking fund or prepayment provisions or by payment at maturity.

   Limitation on Consolidations and Mergers. We may not consolidate or merge with any other person or convey or transfer all or substantially all of our properties and assets to another person or permit another corporation to merge into us, unless:

  . the successor is a person organized under the laws of the United States or any state;

  . the successor person, if not us, assumes our obligations on the senior securities and under the senior indenture; and

  .  certain other conditions are met.

Subordinated Securities

   Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated securities will generally be subordinated in right of payment to the prior payment in full of all of our superior indebtedness.

   "Superior indebtedness" is defined as the principal of, any premium and accrued and unpaid interest on the following items, whether outstanding on or created, incurred or assumed after the date of execution of the subordinated indenture:

  . our indebtedness for money borrowed (other than the subordinated securities);

  .  guarantees by us of indebtedness for money borrowed of any other person;

  . indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which we are responsible or liable, by guarantees or otherwise;

  . our obligations under any agreement relating to any interest rate or currency swap, interest rate cap, interest rate collar, interest rate future, currency exchange or forward currency transaction or any similar interest rate or currency hedging transaction, whether outstanding on the date of the subordinated indenture or created, incurred or assumed afterward; and

  . our obligations under any agreement to lease, or any lease of, any real or personal property which, in accordance with generally accepted accounting principles, is classified on our balance sheet as a liability.

   Superior indebtedness shall also be deemed to include modifications, renewals, extensions and refundings of any of the types of indebtedness, liability, obligations or guarantee listed above, unless the relevant instrument provides that such indebtedness, liability, obligation or guarantee, or such modification, renewal, extension or refunding, is not superior in right of payment to the subordinated securities. Superior indebtedness shall not, however, be deemed to include (a) any of our obligations to any subsidiary of ours and (b) any of our indebtedness, guarantees or obligations of the type set forth above which is subordinate or junior in ranking in any respect to any of our other indebtedness, guarantees or obligations.

   No payment by us on account of principal of, any premium or interest on the subordinated securities, including any sinking fund payments may be made if:

  . any default or event of default with respect to any superior indebtedness occurs and is continuing and

  . unless the default or event of default is our failure to pay principal or interest on any instrument constituting superior indebtedness, written notice of this default or event of default is given to the trustee by us or to us and the trustee by the holders or their representatives of at least 10% in principal amount of any superior indebtedness.

   We may resume payments on the subordinated securities (unless otherwise prohibited by the related indenture) if (a) the default is cured or waived, or
(b) 120 days pass after the notice is given, if the default is not the subject of judicial proceedings, unless the default is our failure to pay principal or interest on any superior indebtedness.

   In the event that any subordinated security is declared due and payable before its specified date, or upon any payment or distribution of assets by us to creditors upon our dissolution, winding up, liquidation or reorganization, all principal of, any premium and interest due or to become due on all superior indebtedness must be paid in full before the holders of subordinated securities are entitled to receive or take any payment. However, this does not apply to payments received by the holders of subordinated securities consisting of shares of stock or subordinated indebtedness provided by a plan of reorganization or adjustment which does not alter the rights of holders of superior indebtedness without any holder's consent. Subject to the payment in full of all superior indebtedness, the holders of the subordinated securities are to be subrogated to the rights of the holders of superior indebtedness to receive payments or distribution of our assets applicable to superior indebtedness until the subordinated securities are paid in full.

   By reason of this subordination, in the event of insolvency, our creditors who are holders of superior indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated securities.

   The subordinated indenture will not limit the amount of superior indebtedness or debt securities which may be issued by us or any of our subsidiaries.

Modification of the Indentures

   Under each indenture our rights and obligations and the rights of the holders may be modified with the consent of the holders of at least two-thirds in principal amount of the then outstanding debt securities of each series affected by the modification. None of the following modifications, however, is effective against any holder without the consent of the holders of all of the affected outstanding debt securities:

  . changing the maturity, installment or interest rate of any of the debt securities;

  . reducing the principal amount, any premium or the rate of interest of any of the debt securities;

  . changing the currency, currencies or currency unit or units in which any principal, premium or interest of any of the debt securities is payable;

  . changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures;

  .  impairing any right to take legal action for an overdue payment;

  . reducing the percentage required for modifications or waivers of compliance with the indentures; or

  . with certain exceptions, modifying the provisions for the waiver of certain covenants and defaults and any of the foregoing provisions.

   Any actions we or the trustee may take toward adding to our covenants, adding events of default or establishing the structure or terms of the debt securities as permitted by the indentures will not require the approval of any holder of debt securities. In addition, we or the trustee may cure ambiguities or inconsistencies in the indentures or make other provisions without the approval of any holder as long as no holder's interests are materially and adversely affected.

Waiver of Certain Covenants

   The indentures provide that we will not be required to comply with certain restrictive covenants (including those described above under "Senior Securities--Certain Restrictive Covenants") if the holders of at least two-thirds in principal amount of each series of outstanding debt securities affected waive compliance with the restrictive covenants.

Events of Default, Notice and Waiver

   "Event of default" when used in an indenture, will mean any of the following in relation to a series of debt securities:

  . failure to pay interest on any debt security for 30 days after the interest becomes due;

  . failure to pay the principal or any premium on any debt security when due;

  . failure to deposit any sinking fund payment for 30 days after such payment becomes due;

  . failure to perform or breach of any other covenant or warranty in the indenture that continues for 60 days after our being given notice from the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series;

  .  certain events of bankruptcy, insolvency or reorganization of ours; or

  .  any other event of default provided for debt securities of that series.

   If any event of default relating to outstanding debt securities of any series occurs and is continuing, either the trustee or the holders of at least than 25% in principal amount of the outstanding debt securities of that series may declare the principal of all of the outstanding debt securities of such series to be due and immediately payable.

   The indentures provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. The trustee may act in any way that is consistent with those directions and may decline to act if any of the directions is contrary to law or to the indentures or would involve the trustee in personal liability.

   The indentures provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the outstanding debt securities of the series waive any past default (and its consequences) under the indentures relating to the series, except a default (a) in the payment of the principal of or any premium or interest on any of the debt securities of the series or (b) with respect to a covenant or provision of such indentures which, under the terms of such indentures, cannot be modified or amended without the consent of the holders of all of the outstanding debt securities of the series affected.

   The indentures contain provisions entitling the trustee, subject to the duty of the trustee during an event of default to act with the required standard of care, to be indemnified by the holders of the debt securities of the relevant series before proceeding to exercise any right or power under the indentures at the request of those holders.

   The indentures require the trustee to, within 90 days after the occurrence of a default known to it with respect to any series of outstanding debt securities, give the holders of that series notice of the default if uncured and unwaived. However, the trustee may withhold this notice if it in good faith determines that the withholding of this notice is in the interest of those holders. However, the trustee may not withhold this notice in the case of a default in payment of principal, premium, interest or sinking fund installment with respect to any debt securities of the series. The above notice shall not be given until at least 30 days after the occurrence of a default in the performance of or a breach of a covenant or warranty in the applicable indenture other than a covenant to make payment. The term "default" for the purpose of this provision means any event that is, or after notice or lapse of time, or both, would become, an event of default with respect to the debt securities of that series.

   Each indenture requires us to file annually with the trustee a certificate, executed by one of our officers, indicating whether the officer has knowledge of any default under the indenture.

Meetings

   The indentures contain provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the trustee. If the trustee fails to call a meeting within 21 days after receipt of a request from us or the holders of at least 10% in principal amount of the outstanding debt securities of a series, we or the holders may call a meeting upon notice given in accordance with the provisions described in "Notices" below. Persons entitled to vote a majority in principal amount of the outstanding debt securities of a series shall constitute a quorum at a meeting of the holders of debt securities of the series. However, if any action is to be taken at the meeting with respect to a consent or waiver which is required to be given by the holders of at least two-thirds in principal amount of the outstanding debt securities of a series, the persons entitled to vote two-thirds in principal amount of the outstanding debt securities of the series will constitute a quorum. In the absence of a quorum, a meeting called by us or the trustee shall be adjourned for a period of at least 10 days, and in the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for a period of at least 10 days. Any resolution with respect to any action which may be made, given or taken by the holders of a specified percentage in principal amount of outstanding debt securities of a series may be adopted at a properly reconvened meeting or adjourned meeting at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indentures will be binding on all holders of debt securities of that series and the related coupons. With respect to any consent, waiver or other action which the indentures expressly provide may be given by the holders of the specified percentage of outstanding debt securities of any series affected (acting as one class), only the principal amount of outstanding debt securities of any series represented at a meeting or adjourned meeting duly reconvened at which a quorum is present as described above and voting in favor of the action will be counted for purposes of calculating the aggregate principal amount of outstanding debt securities of all series affected favoring the action.

Notices

   Except as otherwise provided in the applicable prospectus supplement, notices to holders of bearer securities will be given by publication at least once in a daily newspaper in New York City and London and in any other cities specified in the bearer securities. For holders of bearer securities, notices will also be mailed to those persons whose names and addresses were previously filed with the trustee within the last two years under the indentures, within the time prescribed for the giving of that information. Notices to holders of registered securities will be sent by mail to the addresses of those holders as they appear in the security register.

Title

   Title to any bearer securities (including bearer securities in temporary or definitive global bearer form) and any related coupons will pass by delivery. We, the appropriate trustee and any agent of us or the trustee may treat the bearer of any bearer security and the bearer of any coupon and registered owner of any registered security as the absolute owner (whether or not such security or coupon is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Securities and Coupons

   We will replace any mutilated debt security and any debt security with a mutilated coupon at the expense of the holder upon surrender of the mutilated debt security or debt security with a mutilated coupon to the appropriate trustee. We will replace debt securities or coupons that are destroyed, stolen or lost at the expense of the holder upon delivery to the appropriate trustee of evidence of the destruction, loss or theft of the debt securities or coupons satisfactory to us and to the trustee. In the case of any coupon which is destroyed, stolen or lost, that coupon will be replaced upon surrender to the appropriate trustee of the debt security with all related coupons not destroyed, stolen or lost by issuance of a new debt security in exchange for the debt security to which that coupon relates. In the case of a destroyed, lost or stolen debt security or coupon, an indemnity satisfactory to the appropriate trustee and us may be required at the expense of the holder of the debt security or coupon before a replacement debt security will be issued.

Defeasance

   The indentures contain a provision that, if made applicable to any series of debt securities, permits us to elect (a) to defease and be discharged from all of our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding, which we refer to below as "legal defeasance", or (b) to be released from our obligations under certain restrictive covenants (including those described above under "Senior Securities--Certain Restrictive Covenants"), which we refer to below as "covenant defeasance". To make either of the above elections, we must

  . deposit in trust with the trustee (a) in the case of debt securities and coupons denominated in U.S. dollars, U.S. government obligations and (b) in the case of debt securities and coupons denominated in a foreign currency, foreign government securities, which through the payment of principal and interest in accordance with their terms will provide sufficient money, U.S. government obligations and/or foreign government obligations as necessary, without reinvestment, to repay in full those debt securities; and

  . deliver to the trustee an opinion of counsel that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and related defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred (in the case of legal defeasance only, such opinion of counsel to be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.)

Certain Rights to Require Purchase of Securities by Ashland Upon Unapproved Change in Control and Decline in Debt Rating

   In the event that (a) there occurs any change in control (as defined below) of Ashland and (b) the prevailing rating of any series of the debt securities issued under the indentures on a date within 90 days following public notice of the change in control is less than the rating on a specified earlier date by the equivalent of at least one full rating category the following will apply. Each holder of debt securities of that series will have the right, at the holder's option, to require us to purchase all or any part of the holder's debt securities on the repurchase date that is 100 days after the later of (1) public notice of the change in control and (2) the rating decline, at 100% of the principal amount on the repurchase date, plus accrued and unpaid interest to the repurchase date. However, if the rating decline applies to less than all series of the debt securities, the repurchase rights described above will apply only to those series with respect to which there has been a rating decline.

   On or before the twenty-eighth day after the later of public notice of the change in control and the decrease in the rating of the debt securities, we are obligated to mail or cause to be mailed to all holders of record of the debt securities a notice regarding the change in control, the decrease in the rating of the debt securities and the repurchase right. The notice shall state the date by which the repurchase right must be exercised, the applicable price for the debt securities and the procedure which the holder must follow to exercise this right. We shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise this right, the holder of a debt security must deliver on or before the tenth day before the repurchase date written notice to us (or an agent designated by us for that purpose) of the holder's exercise of the right, together with the debt security with respect to which the right is being exercised, duly endorsed for transfer. We will comply with Rules 13e-4 and 14e-1 under the Securities Exchange Act of 1934 and any other applicable securities laws in connection with any repurchase of debt securities.

   As used in this prospectus, a "change in control" will be deemed to have occurred when

  . a "person" or "group" within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 becomes the "beneficial owner", as defined in Rule 13d-3 under the Act, of more than 50% of our outstanding voting stock, other than through a transaction consummated with the prior approval of the board of directors of Ashland, or

  . during any period of two consecutive years, individuals who at the beginning of that period and certain directors elected subsequently who constitute the board of directors of Ashland cease for any reason to constitute a majority of the directors then in office. Additional directors who will be counted toward the majority include any director whose election by the board of directors of Ashland or whose nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously approved.

   In considering whether to approve a transaction which might otherwise constitute a change in control, the board of directors of Ashland will be required to consider the interests of our stockholders, employees and other creditors which may not necessarily be consistent with the interests of holders of debt securities. In considering whether to pursue a transaction which might otherwise constitute a change in control, a potential acquiror will be required to consider that, to the extent the repurchase right becomes exercisable and is exercised by holders of debt securities of any series, sufficient funds must be made available to make payment to these holders. We cannot presently predict the source of those funds, but expect that the source would be determined in the context of the overall consideration of this type of transaction.

Governing Law

   The indentures, the debt securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

   Citibank, N.A. is trustee under the senior indenture and one other indenture under which unsecured debt obligations of ours are outstanding. The trustee has other customary banking relationships with us and our affiliates.

                         DESCRIPTION OF PREFERRED STOCK

   General. Our Second Restated Articles of Incorporation, as amended, authorize the board of directors of Ashland, without further shareholder action, to provide for the issuance of up to 30,000,000 shares of preferred stock, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation values of each of these series. We may amend from time to time our restated articles to increase the number of authorized shares of preferred stock. Any amendment like this would require the approval of the holders of two-thirds of the outstanding shares of all series of preferred stock voting together as a single class without regard to series. As of the date of this prospectus, we have no preferred stock outstanding. We have 500,000 shares designated as Series A Participating Cumulative Preferred Stock reserved for issuance upon exercise of rights under the rights agreement described below under "Preferred Stock Purchase Rights".

   The particular terms of any series of preferred stock being offered by us under this shelf registration will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

  . the title and liquidation preference per share of the preferred stock and the number of shares offered;

  .  the purchase price of the preferred stock;

  . the dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

  .  any redemption or sinking fund provisions of the preferred stock;

  .  any conversion provisions of the preferred stock;

  .  the voting rights, if any, of the preferred stock; and

  . any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

   If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the prospectus supplement relating to that series of preferred stock. The summary in this prospectus is not complete. You should refer to the articles of amendment to the restated articles establishing a particular series of preferred stock which will be filed with the Secretary of State of the Commonwealth of Kentucky and the SEC in connection with the offering of the preferred stock.

   The preferred stock will, when issued, be fully paid and nonassessable.

   Dividend Rights. The preferred stock will be preferred over the common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock) on the common stock shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by the board of directors of Ashland. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates set forth in the prospectus supplement. With respect to each series of preferred stock, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest.

   Rights Upon Liquidation. The preferred stock will be preferred over the common stock as to assets so that the holders of each series of preferred stock will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled.

   Redemption. All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series. All shares of any series of preferred stock will be convertible into shares of common stock or into shares of any other series of preferred stock to the extent set forth in the applicable prospectus supplement.

   Voting Rights. Except as indicated in the prospectus supplement, the holders of preferred stock shall be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. The holders of common stock and the holders of all series of preferred stock will vote together as one class.

   Preferred Stock Purchase Rights. On May 16, 1996, we entered into a rights agreement with Harris Trust and Savings Bank, as rights agent, which is a shareholder rights plan providing for a dividend of one preferred stock purchase right for each outstanding share of our common stock. We issued the dividend to shareholders of record on the date of the adoption of the rights agreement, and holders of shares of common stock issued since that date are issued rights with their shares. The rights trade automatically with shares of common stock and become exercisable only under certain circumstances as described below. The rights are designed to protect the interests of Ashland and our shareholders against coercive takeover tactics. The purpose of the rights is to encourage potential acquirors to negotiate with the board of directors of Ashland prior to attempting a takeover and to provide the board with leverage in negotiating on behalf of all shareholders the terms of any proposed takeover. The rights may have certain anti-takeover effects. The rights should not, however, interfere with any merger or other business combination approved by the board of directors of Ashland.

   Until a right is exercised, the holder of a right will have no rights as an Ashland shareholder, including, without limitation, the right to vote or to receive dividends. Upon becoming exercisable, each right will entitle its holder to purchase from us one one-thousandth of a share of Series A Participating Cumulative Preferred Stock, without par value, at a purchase price of $140 per right, subject to adjustment. In general, the rights will not be exercisable until the earlier of (a) any time that we learn that a person or group or an affiliate or associate of the person or group has acquired, or has obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock, unless provisions preventing accidental triggering of the rights apply and (b) the close of business on the date, if any, designated by the board of directors of Ashland following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for 15% or more of our outstanding common stock. Below we refer to the earlier of those dates as the "distribution date" and the person or group acquiring at least 15% of our common stock as an "acquiring person". You should assume that any of the following provisions that refers to an acquiring person applies to any associate or affiliate of the acquiring person as well.

   In the event that, following the distribution date, we are acquired in a merger or other business combination by a publicly traded acquiring person, or 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold, leased, exchanged or transferred in another manner to a publicly traded acquiring person, each right will entitle its holder to purchase, for the purchase price, that number of common shares of the corporation which at the time of the transaction would have a market value of twice the purchase price. In the event we are acquired in a merger or other business combination by a non-publicly traded acquiring person, or 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold, leased, exchanged or otherwise transferred to a non-publicly traded acquiring person, each right will entitle its holder to purchase, for the purchase price, at the holder's option:

  . that number of shares of the surviving corporation (including us, if we are the surviving corporation) in the transaction with the entity which at the time of the transaction would have a book value of twice the purchase price,

  . that number of shares of the entity which at the time of the transaction would have a book value of twice the purchase price or

  . if the entity has an affiliate which has publicly traded common shares, that number of common shares of the affiliate which at the time of the transaction would have a market value of twice the purchase price.

   Any rights that are at any time beneficially owned by an acquiring person will be null and void and nontransferable, and any holder of such right, including any purported transferee or subsequent holder, will be unable to exercise or transfer the right.

   The rights will expire at the close of business on May 16, 2006, unless redeemed before that time. At any time prior to the earlier of (a) the time a person or group becomes an acquiring person and (b) the expiration date, the board of directors of Ashland may redeem the rights in whole, but not in part, at a price of $.01 per right. This amount is subject to adjustment as provided in the rights agreement.

   The preceding summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the rights agreement and the form of right certificate, which are incorporated by reference to Exhibits 4(a) and 4(c), respectively, to our Form 8-A, filed with the SEC on May 16, 1996, into Exhibit
4.5 to the registration statement.

   Certain Provisions of Ashland's Restated Articles. In the event of a proposed merger or tender offer, proxy contest or other attempt to gain control of us and not approved by the board of directors of Ashland, it would be possible for the board of directors of Ashland to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us. This authority may be limited by applicable law, the restated articles and the applicable rules of the stock exchanges upon which the common stock is listed. The consent of the holders of common stock would not be required for any issuance of preferred stock like this.

   The restated articles incorporate in substance certain provisions of the Kentucky Business Corporation Act to require certain approvals as a condition to mergers and certain other business combinations involving us and the 10% shareholder unless (a) the transaction is approved by a majority of our continuing directors or (b) certain minimum price and procedural requirements are met. Those approvals include the approval of the holders of at least 80% of our voting stock, plus two-thirds of the voting stock other than voting stock owned by a 10% shareholder. In addition, the Kentucky Business Corporation Act includes a standstill provision which precludes a business combination from occurring with a 10% shareholder, notwithstanding any vote of shareholders or price paid, for a period of five years after the date that 10% shareholder becomes a 10% shareholder, unless a majority of our independent directors approves the combination before that date.

   The restated articles also provide that

  .  the board of directors of Ashland is classified into three classes,

  . a director may be removed from office without cause only by the affirmative vote of the holders of at least 80% of the voting power of our then outstanding voting stock,

  . the board of directors of Ashland may adopt by-laws concerning the conduct of, and matters considered at, meetings of shareholders, including special meetings,

  . the by-laws and certain provisions of the restated articles may be amended only by the affirmative vote of the holders of at least 80% of the voting power of our then outstanding voting stock and

  . the by-laws may be adopted or amended by the board of directors of Ashland. However, the by-laws adopted in this fashion may be amended or repealed by affirmative vote of the holders of at least 80% of the voting power of our then outstanding voting stock.

                        DESCRIPTION OF DEPOSITARY SHARES

   General. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

   The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

   The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

   Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

   Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

   If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

   Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

   Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

   Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

   Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

   Miscellaneous. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

   Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

   Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                          DESCRIPTION OF COMMON STOCK

   As of the date of this prospectus, we are authorized to issue up to 300,000,000 shares of common stock. As of April 30, 2000, we had 70,574,938 shares of common stock issued and had reserved 12,749,550 additional shares of common stock for issuance under our various stock and compensation incentive plans.

   The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the following documents:

  . the restated articles, which are incorporated by reference to Exhibit 3 to our Form 10-Q for the quarter ended December 31, 1997, and

  .  the by-laws, as amended, which are incorporated by reference to Exhibit
     3.2 to our Form 10-Q for the quarter ended December 31, 1999.

   Dividends. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors of Ashland, out of funds legally available for their payment subject to the rights of holders of the preferred stock subject to the rights of holders of preferred stock.

   Voting Rights. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. The holders of common stock also possess cumulative voting rights. Under cumulative voting, a shareholder may multiply the number of shares owned by the number of directors to be elected and either cast this total number of votes for any one nominee or distribute the total number of votes, in any proportion, among as many nominees as the shareholder desires.

   Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock have received their liquidation preferences in full.

   Miscellaneous. The outstanding shares of common stock are fully paid and nonassessable. The holders of common stock are not entitled to preemptive or redemption rights. Shares of common stock are not convertible into shares of any other class of capital stock. Harris Trust and Savings Bank, Chicago, Illinois, is the transfer agent and registrar for the common stock.

                       DESCRIPTION OF SECURITIES WARRANTS

   We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. Securities warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of securities warrants or beneficial owners of securities warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. That securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific securities warrants.

   The particular terms of any issue of securities warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

  . the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of securities warrants to purchase debt securities and the price at which the debt securities may be purchased upon exercise;

  . the designation, number of shares, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of securities warrants to purchase shares of preferred stock and the price at which such number of shares of preferred stock of such series may be purchased upon such exercise;

  . the number of shares of common stock purchasable upon the exercise of securities warrants to purchase shares of common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

  . the date on which the right to exercise the securities warrants will commence and the date on which the right will expire;

  . United States Federal income tax consequences applicable to the securities warrants; and

  .  any other terms of the securities warrants.

   Securities warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only. The exercise price for securities warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

   Each securities warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be adjusted upon the occurrence of certain events as set forth in the prospectus supplement. After the close of business on the expiration date, unexercised securities warrants will become void. We will specify the place or places where, and the manner in which, securities warrants may be exercised in the applicable prospectus supplement.

   Prior to the exercise of any securities warrants to purchase debt securities, preferred stock or common stock, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

  . in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  . in the case of securities warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

                              PLAN OF DISTRIBUTION

   We may sell the debt securities, preferred stock, depositary shares, common stock or securities warrants (together referred to as the "offered securities")
(a) through underwriters or dealers; (b) directly to one or a limited number of institutional purchasers; or (c) through agents. This prospectus or the applicable prospectus supplement will set forth the terms of the offering of any offered securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us from such sale, any underwriting commissions or other items constituting underwriters' compensation.

   If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters or agents to purchase the offered securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters' compensation may be changed from time to time.

   If a dealer is utilized in the sale of any offered securities, we will sell those offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

   We may sell offered securities directly to one or more institutional purchasers, or through agents at a fixed price or prices, which may be changed, or at varying prices determined at time of sale. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

   If an applicable prospectus supplement indicates, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

   Under agreements entered into with us, agents and underwriters who participate in the distribution of the offered securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

   The validity of the issuance of the offered securities will be passed upon for us by Cravath, Swaine & Moore, New York, New York, who will rely as to matters of Kentucky law upon the opinion of David L. Hausrath, Esq., our Vice President and General Counsel. Cravath, Swaine & Moore has in the past represented and continues to represent us in other matters on a regular basis. Samuel C. Butler is a director of ours and a partner in the law firm of Cravath, Swaine & Moore and owns beneficially 69,793 shares of our common stock (includes common stock units held in our deferred compensation plan). David L. Hausrath owns beneficially 25,625 shares of our common stock (includes common stock units held in our deferred compensation plan).

                                    EXPERTS

   The consolidated financial statements and schedule of Ashland Inc. incorporated by reference or included in Ashland Inc.'s Annual Report (Form 10-
K) for the year ended September 30, 1999, and the consolidated financial statements and schedule of Arch Coal, Inc. included in Ashland Inc.'s Annual Report Amendment No. 1 (Form 10K/A) for the year ended September 30, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of MAP, included in Ashland Inc.'s Annual Report Amendment No. 1 (Form 10K/A) for the year ended September 30, 1999, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

   Filing Fee for Registration Statement.............................. $ 66,396
   Legal Fees and Expenses............................................   75,000
   Accounting Fees and Expenses.......................................   30,000
   Trustee's Fees and Expenses........................................   25,000
   Printing and Engraving Fees........................................   25,000
   Miscellaneous......................................................   15,000
                                                                       --------
     Total............................................................ $236,396
                                                                       ========

   All of the above amounts, other than the Commission filing fee, are estimates only.

Item 15. Indemnification of Directors and Officers.

   Sections 271B.8-500 through 580 of the Kentucky Business Corporation Act contain detailed provisions for indemnification of directors and officers of Kentucky corporations against judgments, penalties, fines, settlements and reasonable expenses in connection with litigation. Under Kentucky law, the provisions of a company's articles and by-laws may govern the indemnification of officers and directors in lieu of the indemnification provided for by statute. The Registrant has elected to indemnify its officers and directors pursuant to its Restated Articles, its By-laws and by contract rather than to have such indemnification governed by the statutory provisions.

   Article X of the Restated Articles permits, but does not require, the Registrant to indemnify its directors, officers and employees to the fullest extent permitted by law. The Registrant's By-laws require indemnification of officers and employees of the Registrant and its subsidiaries under certain circumstances. The Registrant has entered into indemnification contracts with each of its directors that require indemnification to the fullest extent permitted by law, subject to certain exceptions and limitations.

   The Registrant has purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) the Registrant against certain costs which it might be required to pay by way of indemnification to its directors or officers under its Restated Articles or By-laws, indemnification agreements or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by the Registrant. In addition, the Registrant has purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which the Registrant, or the fiduciaries under its employee benefit plans, which may include its directors, officers and employees, might be required to pay as a result of a breach of fiduciary duty.

Item 16. Exhibits.

   The following Exhibits are filed as part of this Registration Statement:

 **1.1  --Form of Underwriting Agreement.

  *1.2  --Form of Distribution Agreement.

   3.1 --Second Restated Articles of Incorporation of the Company, as amended effective January 30, 1998 (incorporated by reference to Exhibit 3.2 to Registrant's Form 10-Q for the quarter ended December 31, 1997).

   3.2  --By-laws of the Company, as amended effective January 26, 2000
         (incorporated by reference to Exhibit 3 to Registrant's Form 10-Q for the quarter ended December 31, 1999).

   4.1 --Indenture, dated as of August 15, 1989 as amended and restated as of August 15, 1990 between the Company and Citibank, N.A., as Trustee
         (incorporated by reference to Exhibit 4(a) to Registration Statement
         No. 33-39359, filed with the Commission on March 11, 1991).

   4.2  --Form of Senior Security (incorporated by reference to Exhibit 4(a) to
         Registration Statement No. 33-39359, filed with the Commission on
         March 11, 1991).

   4.3 --Form of Indenture for Subordinated Securities (incorporated by reference to Exhibit 4.3 to Registration Statement No. 33-57011, filed with the Commission on December 22, 1994).

   4.4  --Form of Subordinated Security (incorporated by reference to Exhibit
         4.4 to Registration Statement No. 33-57011, filed with the Commission on December 22, 1994).

   4.5  --Rights Agreement dated as of May 16, 1996, between the Company and
         Harris Trust and Savings Bank, together with Form of Right
         Certificate, as amended (incorporated by reference to Exhibits 4(a) and 4(c), respectively, to Registrant's Form 8-A, filed with the Commission on May 16, 1996).

 **4.6  --Form of Warrant Agreement for Debt Securities.

 **4.7  --Form of Warrant Certificate for Debt Securities.

 **4.8  --Form of Warrant Agreement for Preferred Stock.

 **4.9  --Form of Warrant Certificate for Preferred Stock.

 **4.10 --Form of Warrant Agreement for Common Stock.

 **4.11 --Form of Warrant Certificate for Common Stock.

 **4.12 --Form of Deposit Agreement for Depositary Shares.

 **4.13 --Form of Depositary Receipt.

  *4.14 --Form of Certificate of Common Stock, par value $1.00 per share, of the Company.

   4.15 --Form of Debt Securities (Certificated Medium-Term Note, Series H,
         Fixed Rate) (incorporated by reference to Exhibit 4.15 to Post-
         Effective Amendment No. 2 to Registration Statement No. 33-57011, filed with the Commission on December 18, 1996).

   4.16 --Form of Debt Securities (Certificated Medium-Term Note, Series H,
         Floating Rate)
         (incorporated by reference to Exhibit 4.16 to Amendment No. 1 to
         Registration Statement No. 333-70651, filed with the Commission on
         January 21, 1999).

   4.17 --Form of Debt Securities (Book-Entry Medium-Term Note, Series H, Fixed
         Rate) (incorporated by reference to Exhibit 4.17 to Post-Effective
         Amendment No. 2 to Registration Statement No. 33-57011, filed with the
         Commission on December 18, 1996).

   4.18 --Form of Debt Securities (Book-Entry Medium-Term Note, Series H,
         Floating Rate). (incorporated by reference to Exhibit 4.18 to
         Amendment No. 1 to Registration Statement No. 333-70651, filed with the Commission on January 21, 1999).

  *5    --Opinion of David L. Hausrath, Esq.

 *12    --Computation of Ratios of Earnings to Fixed Charges and Earnings to
         Combined Fixed Charges and Preferred Stock Dividends.

 *23.1  --Consent of Ernst & Young LLP.

 *23.2  --Consent of PricewaterhouseCoopers LLP.

 *23.3  --Consent of David L. Hausrath, Esq. (included as part of Exhibit 5).

 *24    --Power of Attorney, including resolutions of the Board of Directors.

 *25    --Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939 for Citibank, N.A.

---------------------
 * Filed herewith.
** To be filed.

Item 17. Undertakings.

   (A) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   (D) The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (E) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Covington, Commonwealth of Kentucky, on May 12, 2000.

                                          Ashland Inc.,

                                                   /s/ David L. Hausrath
                                          By: _________________________________
                                                     David L. Hausrath
                                                 Vice President and General
                                                          Counsel

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on the 12th day of May, 2000.

                 Signature                                     Title
                 ---------                                     -----

                     *                      Chairman of the Board and Chief Executive
___________________________________________  Officer (Principal Executive Officer)
             Paul W. Chellgren

                     *                      Senior Vice President and Chief Financial
___________________________________________  Officer (Principal Financial Officer)
              J. Marvin Quin

                     *                      Administrative Vice President and
___________________________________________  Controller (Principal Accounting Officer)
             Kenneth L. Aulen

                     *                      Director
___________________________________________
             Samuel C. Butler

                     *                      Director
___________________________________________
             Frank C. Carlucci

                     *                      Director
___________________________________________
              Ernest H. Drew

                     *                      Director
___________________________________________
              James B. Farley

                     *                      Director
___________________________________________
            Bernadine P. Healy

                     *                      Director
___________________________________________
             Mannie L. Jackson

                     *                      Director
___________________________________________
             Patrick F. Noonan

                 Signature                                     Title
                 ---------                                     -----

                     *                      Director
___________________________________________
             Jane C. Pfeiffer

                     *                      Director
___________________________________________
           William L. Rouse, Jr.

                     *                      Director
___________________________________________
             Theodore M. Solso

           /s/ David L. Hausrath
*By: ______________________________________
             David L. Hausrath
             Attorney-in-fact

---------------------
* Original powers of attorney authorizing, Paul W. Chellgren, David L. Hausrath and Linda L. Foss and each of them to sign the Registration Statement and amendments thereto on behalf of the above-mentioned directors and officers of the Registrant have been filed with the Commission as Exhibit 24 to the Registration Statement.

                                 EXHIBIT INDEX

 Exhibit No.                             Description
 -----------                             -----------
   **1.1     --Form of Underwriting Agreement.

    *1.2     --Form of Distribution Agreement.

     3.1 --Second Restated Articles of Incorporation of the Company, as amended effective January 30, 1998 (incorporated by reference to Exhibit 3.2 to Registrant's Form 10-Q for the quarter ended
              December 31, 1997).

     3.2     --By-laws of the Company, as amended effective January 26, 2000
              (incorporated by reference to Exhibit 3 to Registrant's Form 10-Q for the quarter ended December 31, 1999).

     4.1 --Indenture, dated as of August 15, 1989 as amended and restated as of August 15, 1990 between the Company and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-39359, filed with the Commission on
              March 11, 1991).

     4.2     --Form of Senior Security (incorporated by reference to Exhibit
              4(a) to Registration Statement No. 33-39359, filed with the
              Commission on March 11, 1991).

     4.3 --Form of Indenture for Subordinated Securities (incorporated by reference to Exhibit 4.3 to Registration Statement No. 33-57011, filed with the Commission on December 22, 1994).

     4.4     --Form of Subordinated Security (incorporated by reference to
              Exhibit 4.4 to Registration Statement No. 33-57011, filed with the Commission on December 22, 1994).

     4.5 --Rights Agreement dated as of May 16, 1996, between the Company and Harris Trust and Savings Bank, together with Form of Right
              Certificate, as amended (incorporated by reference to Exhibits
              4(a) and 4(c), respectively, to Registrant's Form 8-A, filed with the Commission on May 16, 1996).

   **4.6     --Form of Warrant Agreement for Debt Securities.

   **4.7     --Form of Warrant Certificate for Debt Securities.

   **4.8     --Form of Warrant Agreement for Preferred Stock.

   **4.9     --Form of Warrant Certificate for Preferred Stock.

   **4.10    --Form of Warrant Agreement for Common Stock.

   **4.11    --Form of Warrant Certificate for Common Stock.

   **4.12    --Form of Deposit Agreement for Depositary Shares.

   **4.13    --Form of Depositary Receipt.

    *4.14    --Form of Certificate of Common Stock, par value $1.00 per share, of the Company.

     4.15    --Form of Debt Securities (Certificated Medium-Term Note, Series
              H, Fixed Rate) (incorporated by reference to Exhibit 4.15 to
              Post-Effective Amendment No. 2 to Registration Statement No. 33-
              57011, filed with the Commission on December 18, 1996).

     4.16    --Form of Debt Securities (Certificated Medium-Term Note, Series
              H, Floating Rate) (incorporated by reference to Exhibit 4.16 to
              Amendment No. 1 to Registration Statement No. 333-70651, filed with the commission on January 21, 1999).

     4.17    --Form of Debt Securities (Book-Entry Medium-Term Note, Series H,
              Fixed Rate) (incorporated by reference to Exhibit 4.17 to Post-
              Effective Amendment No. 2 to Registration Statement No. 33-57011, filed with the Commission on December 18, 1996).

     4.18    --Form of Debt Securities (Book-Entry Medium-Term Note, Series H,
              Floating Rate). (incorporated by reference to Exhibit 4.18 to
              Amendment No. 1 to Registration Statement No. 333-70651, filed with the commission on January 21, 1999).

    *5       --Opinion of David L. Hausrath, Esq.

 Exhibit No.                            Description
 -----------                            -----------
   *12       --Computation of Ratios of Earnings to Fixed Charges and Earnings
              to Combined Fixed Charges and Preferred Stock Dividends.

   *23.1     --Consent of Ernst & Young LLP.

   *23.2     --Consent of PricewaterhouseCoopers LLP.

   *23.3     --Consent of David L. Hausrath, Esq. (included as part of Exhibit
              5).
   *24       --Power of Attorney, including resolutions of the Board of
              Directors.
   *25       --Form T-1 Statement of Eligibility and Qualification of Trustee
              under the Trust Indenture Act of 1939 for Citibank, N.A.

---------------------
 * Filed herewith.
** To be filed.